Exhibit 10.11

BUILD–TO–SUIT

LEASE AGREEMENT

BETWEEN

FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE

AND

INTERVAL INTERNATIONAL, INC.

LEASE INDEX

1.	CERTAIN DEFINITIONS	1
2.	PREMISES AND TERM	4
3.	RENT	6
4.	OPERATING COSTS	7
5.	USE OF PREMISES	8
6.	ASSIGNMENT AND SUBLETTING	9
7.	ACCESS TO PREMISES	10
8.	SERVICES	10
9.	ELECTRICAL AND STRUCTURAL	11
10.	PARKING	11
11.	LEASEHOLD IMPROVEMENTS	12
12.	REPAIRS AND MAINTENANCE	13
13.	ALTERATIONS AND IMPROVEMENTS	13
14.	INDEMNITIES; LIABILITY	14
15.	DAMAGE BY FIRE OR THE ELEMENTS	15
16.	INTENTIONALLY OMITTED	16
17.	EMINENT DOMAIN	16
18.	SIGNS AND ADVERTISING	17
19.	DEFAULT	17
20.	SUBORDINATION	19
21.	QUIET ENJOYMENT	19
22.	CONSTRUCTION AND LIENS	19
23.	FORCE MAJEURE	20
24.	SEVERABILITY	20
25.	RENT A SEPARATE COVENANT	20
26.	HOLDING OVER	20
27.	EXECUTION	20
28.	ABSENCE OF OPTION	20
29.	AMENDMENTS	20
30.	NOTICES	20
31.	INSURANCE	21
32.	RECORDING	22
33.	TAX ON RENT	22
34.	ESTOPPEL CERTIFICATES	22
35.	ACCESS	23
36.	BROKERAGE COMMISSION	23
37.	SUCCESSORS	23
38.	CONSTRUCTION OF LEASE AGREEMENT	23
39.	RADON GAS	23
40.	SECURITY DEPOSIT	23
41.	SATELLITE DISH	23
42.	COMMUNICATION SYSTEMS	24
43.	INTENTIONALLY OMITTED	24
44.	MISCELLANEOUS	24
45.	CONFIDENTIALITY	24
46.	EXHIBITS AND RIDERS	25
47.	GOVERNING LAW	25
48.	ENVIRONMENTAL PROVISIONS	25
49.	NO PARTNERSHIP	25
50	RIGHT OF FIRST OFFER	25
51.	FINANCING	26
52.	PUBLIC GRANT FUNDS	26
53.	WAIVER OF JURY TRIAL	26

EXHIBITS

EXHIBIT	A	–	FLOOR PLANS OF PREMISES

EXHIBIT	B	–	LEGAL DESCRIPTION OF LAND

EXHIBIT	C	–	WORKLETTER

EXHIBIT	D	–	SHELL IMPROVEMENTS

EXHIBIT	E	–	INTENTIONALLY OMITTED

EXHIBIT	F	–	NOTICE OF LIEN PROHIBITION

EXHIBIT	G	–	SITE PLAN OF PARKING AREA

EXHIBIT	H	–	LETTER OF CREDIT REQUIREMENTS

RIDER

RIDER NO.	1	–	RENEWAL RIDER

LEASE

THIS LEASE (this “Lease”) is dated as of the         day of                      , 1998, between “Landlord” and “Tenant” hereinafter set forth and is effective as provided in Section 28 of this Lease.

W I T N E S S E T H:

1.                                       CERTAIN DEFINITIONS.

a.                                       “Landlord”:                                 FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE

b.                                      “Tenant”:                                             INTERVAL INTERNATIONAL, INC., a Florida corporation, its permitted successors and/or assigns

c.                                       “Premises”:                                  Two (2) office buildings consisting of approximately sixty thousand fifteen (60,015) square feet of Rentable Area, to be developed in two (2) phases, and to be occupied solely by Tenant. “Phase 1” shall be an office building consisting of approximately thirty-two thousand three hundred forty-nine (32,349) square feet of Rentable Area (which includes, without limitation, the common lobby area and restrooms to serve Phase 2), and “Phase 2” shall be an office building consisting of approximately twenty-seven thousand six hundred sixty-six (27,666) square feet of Rentable Area, all as more particularly shown on Exhibit A, attached hereto and made a part hereof. The buildings comprising the Premises will be located on North Kendall Drive at S.W. 99th Avenue, Miami-Dade County, Florida (each hereinafter called a “Building” and collectively called the “Buildings”), located on a tract of land (the “Land”) more particularly described in Exhibit B, attached hereto and made a part hereof. The Premises, the Buildings, the Land, all appurtenances thereto, all parking facilities and other buildings and improvements relating to the Buildings are hereinafter collectively called the “Project.” As soon as reasonably practicable prior to Substantial Completion of construction of the Tenant Improvements for each Phase, Landlord shall direct the architect to remeasure the Rentable Area of the Premises as actually constructed and certify as to same to both Landlord and Tenant. All measurements shall be done in accordance with the then-current BOMA Standard Method for Measuring Floor Area in Office Buildings. From the Commencement Date for Phase 1 through the Commencement Date for Phase 2, the common area factor for Phase 1 shall not exceed twenty (20%) percent. Upon the Commencement Date for Phase 2, the total common area factor for both Phases shall not exceed fifteen (15%) percent in the aggregate. If the Rentable Area of the Premises (based on the measurement of the Usable Area of the Premises plus the common area factor) determined by the architect is greater or less than the amount specified in this Lease, then the Rentable Area of the Premises shall be adjusted to equal the amount as so determined, and the Base Rent and any other amounts specified in this Lease as a function of the Rentable Area of the Premises shall be adjusted proportionately.

If Tenant disputes the measurement of the Rentable Area of the Premises (as evidenced by written notice to Landlord within twenty (20) days after Tenant’s receipt of the architect’s certification of the actual measurement), then, within ten (10) days after the date Tenant disputes the measurement, Landlord and Tenant shall each select an independent disinterested architect, which architects shall determine the Rentable Area of the Premises based on the measurement standard described above within twenty (20) days thereafter. Landlord and Tenant shall each bear the costs of their respective architects. If the difference between the two measurements is equal to or less than ten (10%) percent of the higher square footage measurement, then the average of such two measurements shall be the Rentable Area of the Premises. If the difference between the two measurements is more than ten (10%) percent of the higher measurement, then the architects shall mutually select a third independent disinterested architect. Such third architect shall then (within ten (10) days) make its determination of the Rentable Area of the Premises based on the measurement standard described above, and the average of such three measurements shall be the Rentable Area of the Premises. Landlord and Tenant shall each pay one-half (1/2) of the fees and costs of such third architect. At a minimum, each of the architects shall be disinterested architects, with substantial experience in the Miami-Dade County commercial real estate office market.

However, notwithstanding anything to the contrary contained in this Lease:

(i)            If the final measurement of the Rentable Area of Phase 1 exceeds one hundred five (105%) percent of the measurement of the Rentable Square Feet shown in the final approved plans and specifications for Phase 1 (except to the extent caused by any changes to the final approved plans and specifications caused by Tenant or any act or omission of Tenant, its agents, employees or contractors), in no event is Tenant required to pay any Base Rent or other charges in connection with Phase 1 attributable to any portion of Phase 1 in excess of such 105% amount;

(ii)           If the final measurement of the Rentable Area of Phase 2 exceeds one hundred five (105%) percent of the measurement of the Rentable Square Feet shown in the final approved plans and specifications for Phase 2 (except to the extent caused by any changes to the final approved plans and specifications caused by Tenant or any act or omission of Tenant, its agents, employees or contractors), in no event is Tenant required to pay any Base Rent or other charges in connection with Phase 2 attributable to any portion of Phase 2 in excess of such 105% amount;

(iii)          If the final measurement of the Rentable Area of Phase 1 is less than ninety (90%) percent of the measurement of the Rentable Square Feet shown in the final approved plans and specifications for Phase 1 (except to the extent caused by any changes to the final approved plans and specifications caused by Tenant or any act or omission of Tenant, its agents, employees or contractors), then Tenant shall have the right to (x) accept Phase 1 as-built, with the Rent adjusted as described above or (y) provided that Tenant has not taken occupancy of Phase 1, terminate this Lease by written notice to Landlord delivered within ten (10) days after the date the parties receive the final measurement of the Rentable Area of Phase 1, whereupon Landlord shall return to Tenant the Prepaid Rent and Security Deposit, plus Landlord shall reimburse Tenant for the actual, reasonable out-of-pocket costs incurred by Tenant regarding this Lease (but not to exceed One Hundred Fifty Thousand and No/100 ($150,000.00) Dollars), and both parties shall be relieved of all further obligations hereunder; and

(iv)          If the final measurement of the Rentable Area of Phase 2 is less than ninety (90%) percent of the measurement of the Rentable Square Feet shown in the final approved plans and specifications for Phase 2 (except to the extent caused by any changes to the final approved plans and specifications caused by Tenant or any act or omission of Tenant, its agents, employees or contractors), then Tenant shall have the right to (x) accept Phase 2 as-built, with the Rent adjusted as described above or (y) provided that Tenant has not taken occupancy of Phase 2, terminate this Lease by written notice to Landlord delivered within ten (10) days after the date the parties receive the final measurement of the Rentable Area of Phase 2, whereupon Tenant shall vacate and surrender Phase 1 to Landlord in the manner required by this Lease, Landlord shall return to Tenant the Security Deposit, plus Landlord shall reimburse Tenant for the actual, reasonable out-of-pocket costs incurred by Tenant regarding this Lease (but not to exceed One Hundred Fifty Thousand and No/100 ($150,000.00) Dollars), and both parties shall be relieved of all further obligations hereunder. Within ninety (90) days after Tenant’s termination notice, Tenant shall notify Landlord of the exact date that Tenant will vacate and surrender Phase 1, which date shall be (a) no earlier than ninety (90) days after the date of Tenant’s notification of such exact date, and (b) no later than one (1) year after the date of Tenant’s termination notice. Rent for Phase 1 shall be prorated through the date that Tenant so vacates and surrenders Phase 1 to Landlord.

All references to “Premises” herein shall be deemed to be a reference as well for such additional square footage, if any, by which the Premisos are increased.

d.                                    “Buildings”:  Shall mean the two (2) office buildings (any and all appurtenances thereto) located upon the Land, to be constructed as set forth in the Workletter and the Shell Improvements description attached hereto and made a part hereof as Exhibit C and Exhibit D, respectively.

e.                                     Intentionally Omitted.

f.                                       “Commencement Date”:  The Commencement Date for Phase 1 shall be the earlier of (i) the date of Substantial Completion (but in no event prior to October 1, 1999), or (ii) the date Tenant commences business operations in all or any portion of Phase 1. The Commencement Date for Phase 2 shall be the earlier of (i) the date of Substantial Completion (but in no event prior to October 1, 2001 except as set forth in Section 2.n, below), or (ii) the date Tenant commences business operations in all or any portion of Phase 2.

g.                                      Intentionally Omitted.

h.                                      “Comparable Class Building”:  Shall mean comparable buildings (of comparable size with uncovered parking equal to the Minimum Parking Spaces, as hereinafter defined) that are located in the Kendall Drive area of Miami-Dade County, Florida and such criteria shall be based on but not be limited to (i) ownership and property management by an institutional entity, (ii) the quality or aesthetic exterior and interior building design and finish, (iii) the mechanical, electrical and plumbing systems, (iv) common areas and amenities, (v) buildings where the total project costs are similar to the subject Project on a per square foot basis, and (vi) tenants of similar quality and creditworthiness as in the subject Project.

i.                                          “Default Rate”:  Shall mean the lesser of (i) the prime rate of interest published by Citibank, N.A., New York (or its successors) from time to time as of the date that an interest calculation at the Default Rate is to be made plus six (6%) percent, or (ii) sixteen (16%) percent per annum or (iii) the highest rate of interest permitted by law.

j.                                          Intentionally Omitted.

k.                                       “Operating Costs”:  The amount of Operating Costs (as hereinafter defined in Section 4) incurred with respect to the Project during the term of this Lease.

l.                                          “Original Tenant”:  The Tenant name in Section 1, subsection b.

m.                                    “Parking Area”:  The parking area for the Buildings shall be on-site/on-grade parking accommodating one hundred eighty (180) automobiles for the minimum parking required by code (which are the Minimum Parking Spaces defined in Section 10.a below), plus an additional three hundred forty (340) parking spaces to accommodate Tenant’s extraordinary parking requirements for the Premises (which are the Additional Parking Spaces defined in Section 10.b below), plus an additional one hundred thirty (130) parking spaces to the extent permitted by applicable Legal Requirements and the physical constraints of the Land (which are the Supplemental Parking Spaces defined in Section 10.b below) (collectively, the “Parking Area”), as more particularly shown on Exhibit G, attached hereto and made a part hereof.

n.                                      “Prepaid Rent”:  Shall mean the sum of $50,480.52, which shall be paid by Tenant simultaneously with its execution of this Lease, and which shall be applied by Landlord to the Rent payable for the first full month that Rent is due for Phase 1. The Prepaid Rent is based on (i) the first (1st) month’s Base Rent for Phase 1 (based on $13.50 per square foot of Phase 1 per annum), (ii) Landlord’s Operating Costs (based on $.56 per square foot of Phase 1 per annum), (iii) parking rental for the Additional Parking Spaces (as hereinafter defined) for Phase 1 (based on $42.13 per space per month) and (iv) security wall rental (based on $650.00 per month), in each case plus sales tax. Simultaneously with Tenant’s delivery of the Prepaid Rent, Landlord shall pay to Tenant the sum of Thirty-Five Thousand and No/100 ($35,000.00) Dollars, which is a reimbursement by Landlord to Tenant for certain costs paid by Tenant on Landlord’s behalf prior to the date hereof.

o.                                      “Proportionate Share”:  Tenant’s Proportionate Share is stipulated to be one hundred (100%) percent.

p.                                      “Real Estate Taxes”:  Shall mean all general and special real estate taxes, special assessments and other ad valorem and non ad valorem taxes, levies and assessments (including any refund) assessed during the Term of this Lease, paid upon or in respect of the Land and the Project, and all taxes or other charges imposed in lieu of any such taxes. Notwithstanding the foregoing, the term “Real Estate Taxes” shall not include any net income, franchise or capital gains tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Project, or any impact fees or taxes specifically related to Landlord’s development of the Project. Tenant will pay all Real Estate Taxes prior to delinquency. Without limiting the generality of the foregoing, Tenant acknowledges that it will be responsible for the Real Estate Taxes with respect to all of the Land and the entire Project commencing on the Commencement Date for Phase 1, even though Phase 2 will not be built as of such date.

q.                                      “Rent”:  Rent shall mean Base Rent, Landlord’s Operating Costs, as hereinafter defined (if any), parking rental for the Additional Parking Spaces (as hereinafter defined), security wall rental, and any and all other amounts (“Additional Rent”), payable by Tenant to Landlord pursuant to this Lease. Rent, plus any applicable tax as defined herein, shall be paid to Landlord, without deduction, counterclaim or offset, except as otherwise specifically set forth herein, at its office located at the address set forth in Section 30 hereof, or at such other place as Landlord may hereafter specify in writing.

r.                                         “Rentable Area of the Buildings” or “Rentable Area of the Premises”:  Is hereby stipulated By Landlord and Tenant to be sixty thousand fifteen (60,015) square feet (subject to adjustment as described above). The Rentable Area of Phase 1 is hereby stipulated by Landlord and Tenant to be thirty-two thousand three hundred forty-nine (32,349) square feet, and the Rentable Area of Phase 2 is hereby stipulated by Landlord and Tenant to be twenty-seven thousand six hundred sixty-six (27,666) square feet (in each case subject to adjustment as described above). Rentable Area is intended to be the Usable Area plus the common area factor.

s.                                      Intentionally Omitted.

t.                                        Intentionally Omitted.

u.                                      “Security Deposit”:  Letter of Credit, pursuant to Section 40 and Exhibit H, attached hereto and made a part hereof.

v.                                      Intentionally Omitted.

w.                                    “Shell Improvements”:  Shall mean those certain improvements which will be constructed and installed in each Building by Landlord, at its sole cost and expense, as provided in Exhibit D, attached hereto and made a part hereof.

x.                                        “Substantial Completion”:  Shall mean fourteen (14) days following the date that a certificate of occupancy (whether temporary or final, so long as Tenant can occupy the applicable Building as hereinafter described) has been obtained for the applicable Building and that the Tenant Improvements therein are sufficiently complete so as to allow Tenant to occupy the applicable Building for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following Substantial Completion as necessary to complete any unfinished details pursuant to a punchlist to be mutually prepared by Landlord and Tenant prior to Tenant taking occupancy of the applicable Phase. Landlord shall use its best commercially reasonable efforts to complete all punchlist items within forty-five (45) days after the parties have finalized the punchlist for each Phase. Punchlist items shall be deemed to be completed when confirmed in writing by Tenant.

y.             “Tenant Improvements”:  Shall mean those improvements constructed or installed on the Premises by or for Tenant as provided in the Workletter.

z.             “Term”:  The Term of this Lease shall commence on the Commencement Date for Phase 1 and shall expire on the date that is fifteen (15) years after the Commencement Date for Phase 2, subject, however, to the provisions for earlier cancellation or renewal as provided herein. A “Lease Year” of the Term means the twelve (12) full calendar months commencing on the Commencement Date. However, the final Lease Year may contain less than twelve (12) months due to sooner termination of the Term.

If Phase 2 is not completed and Tenant does not terminate this Lease as set forth below, then the expiration date for Phase 1 will be fifteen (15) years after the Commencement Date for Phase 1.

aa.           “Usable Area of the Premises”:  Shall mean the total number of Usable Square Feet of the Premises, as adjusted from time to time to reflect changes, if any, in the space constituting the Premises, and in any event based on the BOMA standard of measurement described above. The Usable Area of Phase 1 is hereby stipulated by Landlord and Tenant to be twenty-eight thousand nine hundred twenty-six (28,926) square feet, and the Usable Area of Phase 2 is hereby stipulated by Landlord and Tenant to be twenty-seven thousand one hundred fifty-four (27,154) square feet (in each case subject to adjustment as described above).

bb.          “Use of Premises”:  All lawful purposes and uses ancillary and related thereto (which permitted use may include, but is not limited to, the supporting use of conference and computer facilities, and employee kitchen and related non-commercial facilities for employee and guest use only).

2.                                       PREMISES AND TERM.

a.                                       Landlord, in consideration of the Rent hereinafter reserved to be paid and of the covenants, conditions and agreements to be kept and performed by Tenant, hereby leases, lets and demises to Tenant, and Tenant hereby leases and hires from Landlord, the Project. Upon the Commencement Date for Phase 1, Tenant shall be entitled to the exclusive use and occupancy of Phase 1 and that portion of the Parking Area allocated for Phase 1 plus such spaces in addition to the spaces allocated for Phase 1, if any, that may be constructed by Landlord at the time, so long as Tenant’s use of such spaces in addition to the spaces allocated for Phase 1 does not interfere with the construction of the remainder of the Project by Landlord. Upon the Commencement Date for Phase 2, Tenant shall be entitled to the exclusive use and occupancy of Phase 2 and the entire Parking Area, and at which time Tenant will have the exclusive use and occupancy of the entire Project.

b.                                      Promptly after the actual Commencement Date for each Phase, the parties shall execute an instrument in which the Commencement Date and expiration date for such Phase will be specified, as well as any adjustments to the Rentable Area of the Premises as described above and any corresponding adjustments to the Base Rent.

c.                                       Notwithstanding anything to the contrary contained in this Lease, although Landlord has estimated a completion date for Phase 1 of October 1, 1999, the parties agree that if Landlord has not achieved Substantial Completion of Phase 1 on or before November 1, 1999 (the “Phase 1 Completion Date”) (subject to any Tenant Delays and Force Majeure events, as hereinafter defined), then, commencing on November 1, 1999, Tenant shall receive a credit against the Base Rent to become due under this Lease in connection with Phase 1, such credit to be equal to one (1) day’s Base Rent for Phase 1 for each day of Landlord’s delay beyond the Phase 1 Completion Date that Landlord has not achieved Substantial Completion, subject to the limitations thereon pursuant to subsection (m), below.

d.                                      If Landlord has not achieved Substantial Completion of Phase 1 on or before November 15, 1999 (the “Phase 1 Extended Completion Date”) (subject to any Tenant Delays and Force Majeure events), then, commencing on November 16, 1999, the Base Rent credit available to Tenant for Phase 1 shall be increased to two (2) days’ Base Rent for each day of Landlord’s delay beyond the Phase 1 Extended Completion Date that Landlord has not achieved Substantial Completion, subject to the limitations thereon pursuant to subsection (m), below.

e.                                       If Landlord has not achieved Substantial Completion of Phase 1 on or before December 17, 1999 (the “Phase 1 Second Extended Completion Date”) (subject to any Tenant Delays and Force Majeure events), then, commencing on December 18, 1999, (x) the Base Rent credit available to Tenant for Phase 1 shall be decreased back to one (1) day’s Base Rent for each day of Landlord’s delay beyond the Phase 1 Second Extended Completion Date that Landlord has not achieved Substantial Completion, plus (y) Tenant shall be entitled to receive, as liquidated damages and not as a penalty, the sum of Ten Thousand and No/100 ($10,000.00) Dollars per day, subject to the limitations thereon pursuant to subsection (m), below.

f.              If Landlord has not achieved Substantial Completion of Phase 1 on or before January 17, 2000 (the “Phase 1 Outside Completion Date”) (subject to any Tenant Delays and Force Majeure events), then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) days after the Phase 1 Outside Completion Date, whereupon (i) Landlord shall return to Tenant the Prepaid Rent and Security Deposit, and (ii) Landlord shall pay to Tenant liquidated damages equal to (x) the total of the Base Rent abatements for Phase 1 accrued to the date of Tenant’s termination notice, plus (y) the total of the $10,000.00 per day damages for Phase 1 accrued to the date of Tenant’s termination notice, plus (z) the actual, reasonable out-of-pocket costs incurred by Tenant directly in connection with this Lease, subject to the limitations thereon pursuant to subsection (m), below, and thereupon both parties shall be relieved of all further obligations hereunder; provided, however, that if Landlord achieves Substantial Completion of Phase 1 within fifteen (15) days after receipt of Tenant’s termination notice, then the termination notice will be deemed to be void and rescinded, and the Lease shall continue in full force and effect.

g.             If Tenant does not elect to terminate the Lease as provided above, and Landlord has not achieved Substantial Completion of Phase 1 on or before May 17, 2000 (the “Phase 1 Extended Outside Completion Date”) (subject to any Tenant Delays but regardless of Force Majeure events), then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) days after the Phase 1 Extended Outside Completion Date, whereupon (i) Landlord shall return to Tenant the Prepaid Rent and Security Deposit, and (ii) Landlord shall pay to Tenant liquidated damages equal to (x) the total of the Base Rent abatements for Phase 1 accrued to the date of Tenant’s termination notice, plus (y) the total of the $10,000.00 per day damages for Phase 1 accrued to the date of Tenant’s termination notice, plus (z) the actual, reasonable out-of-pocket costs incurred by Tenant directly in connection with this Lease, subject to the limitations thereon pursuant to subsection (m), below, and thereupon both parties shall be relieved of all further obligations hereunder. If Tenant intends to exercise its termination right under this paragraph, then Tenant will use its best efforts to notify Landlord in writing between April 1, 2000 and May 1, 2000 of such intent, but Tenant’s failure to so notify Landlord shall not constitute a waiver of Tenant’s termination right.

h.             Although Landlord has estimated a completion date for Phase 2 of October 1, 2001, the parties agree that if Landlord has not achieved Substantial Completion of Phase 2 on or before November 1, 2001 (the “Phase 2 Completion Date”) (subject to any Tenant Delays and Force Majeure events, as hereinafter defined), then, commencing on November 1, 2001, Tenant shall receive a credit against the Base Rent to become due under this Lease in connection with Phase 2, such credit to be equal to one (1) day’s Base Rent for Phase 2 for each day of Landlord’s delay beyond the Phase 2 Completion Date that Landlord has not achieved Substantial Completion, subject to the limitations thereon pursuant to subsection (m), below.

i.              If Landlord has not achieved Substantial Completion of Phase 2 on or before November 15, 2001 (the “Phase 2 Extended Completion Date”) (subject to any Tenant Delays and Force Majeure events), then, commencing on November 16, 2001, the Base Rent credit available to Tenant for Phase 2 shall be increased to two (2) days’ Base Rent for Phase 2 for each day of Landlord’s delay beyond the Phase 2 Extended Completion Date that Landlord has not achieved Substantial Completion, subject to the limitations thereon pursuant to subsection (m), below.

j.              If Landlord has not achieved Substantial Completion of Phase 2 on or before December 17, 2001 (the “Phase 2 Second Extended Completion Date”) (subject to any Tenant Delays and Force Majeure events), then, commencing on December 18, 2001, (x) the Base Rent credit available to Tenant shall be decreased back to one (1) day’s Base Rent for Phase 2 for each day of Landlord’s delay beyond the Phase 2 Second Extended Completion Date that Landlord has not achieved Substantial Completion, plus (y) Tenant shall be entitled to receive, as liquidated damages and not as a penalty, the sum of Ten Thousand and No/100 ($10,000.00) Dollars per day, subject to the limitations thereon pursuant to subsection (m), below.

k.             If Landlord has not achieved Substantial Completion of Phase 2 on or before January 17, 2002 (the “Phase 2 Outside Completion Date”) (subject to any Tenant Delays and Force Majeure events), then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) days after the Phase 2 Outside Completion Date, whereupon (i) Tenant shall vacate and surrender the Premises to Landlord in the manner required by this Lease, (ii) Landlord shall return to Tenant the Security Deposit, (iii) Landlord shall pay to Tenant liquidated damages equal to (x) the total of the Base Rent abatements for Phase 2 accrued to the date of Tenant’s termination notice, plus (y) the total of the $10,000.00 per day damages for Phase 2 accrued to the date of Tenant’s termination notice, plus (z) the actual, reasonable out-of-pocket costs incurred by Tenant directly in connection with this Lease between the Commencement Date for Phase 1 and the date of Tenant’s termination notice, subject to the limitations thereon pursuant to subsection (m), below, and thereupon both parties shall be relieved of all further obligations hereunder; provided, however, that if Landlord achieves Substantial Completion of Phase 2 within fifteen (15) days after receipt of Tenant’s termination notice, then the termination notice will be deemed to be void and rescinded, and the Lease shall continue in full force and effect. Within ninety (90) days after Tenant’s termination notice, Tenant shall notify Landlord of the exact date that Tenant will vacate and surrender Phase 1, which date shall be (a) no earlier than ninety (90) days after the date of Tenant’s notification of such exact date, and (b) no later than one (1) year after the date of

Tenant’s termination notice. Rent for Phase 1 shall be prorated through the date that Tenant so vacates and surrenders Phase 1 to Landlord.

l.              If Tenant does not elect to terminate the Lease as provided above, and Landlord has not achieved Substantial Completion of Phase 2 on or before May 17, 2002 (the “Phase 2 Extended Outside Completion Date”) (subject to any Tenant Delays but regardless of Force Majeure events), then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) days after the Phase 2 Extended Outside Completion Date, whereupon (i) Tenant shall vacate and surrender the Premises to Landlord in the manner required by this Lease, (ii) Landlord shall return to Tenant the Security Deposit, (iii) Landlord shall pay to Tenant liquidated damages equal to (x) the total of the Base Rent abatements for Phase 2 accrued to the date of Tenant’s termination notice, plus (y) the total of the $10,000.00 per day damages for Phase 2 accrued to the date of Tenant’s termination notice, plus (z) the actual, reasonable out-of-pocket costs incurred by Tenant directly in connection with this Lease between the Commencement Date for Phase 1 and the date of Tenant’s termination notice, subject to the limitations thereon pursuant to subsection (m), below, and thereupon both parties shall be relieved of all further obligations hereunder. Within ninety (90) days after Tenant’s termination notice, Tenant shall notify Landlord of the exact date that Tenant will vacate and surrender Phase 1, which date shall be (a) no earlier than ninety (90) days after the date of Tenant’s notification of such exact date, and (b) no later than one (1) year after the date of Tenant’s termination notice. Rent for Phase 1 shall be prorated through the date that Tenant so vacates and surrenders Phase 1 to Landlord. If Tenant intends to exercise its termination right under this paragraph, then Tenant will use its best efforts to notify Landlord in writing between April 1, 2002 and May 1, 2002 of such intent, but Tenant’s failure to so notify Landlord shall not constitute a waiver of Tenant’s termination right.

m.            The abatements, liquidated damages and termination rights in favor of Tenant as described above shall be Tenant’s sole and exclusive remedies in the event of any late delivery of the Buildings by Landlord, and notwithstanding anything to the contrary contained in this Lease, in no event shall the entire liability of Landlord in connection with the total aggregate amounts of the Base Rent credits, plus the $10,000.00 per day damages, plus the out-of-pocket costs incurred by Tenant exceed a total amount of Seven Hundred Fifty Thousand and No/100 ($750,000.00) Dollars in the aggregate, regardless of the length of time such rent credits, and/or liquidated damages and/or out-of-pocket costs actually accrue and regardless of whether Tenant terminates this Lease.

n.             Although the completion date for Phase 2 is intended to be October 1, 2001, Tenant may notify Landlord in writing of Tenant’s election to have the Commencement Date for Phase 2 be on October 1, 2000. Tenant must provide such notice no later than April 1, 1999. If Tenant timely provides such notice, then the anticipated Commencement Date for Phase 2 will be deemed to be October 1, 2000, and subparagraphs 2.h through 2.I above will be deemed to be modified as follows: All references to the year “2001” in such subparagraphs will be deemed to be “2000,” and all references to the year “2002” in such subparagraphs will be deemed to be “2001.”

3.             RENT.  Beginning on the Commencement Date, Tenant covenants and agrees to pay, without abatement, deduction or offset except as otherwise specifically provided herein, to Landlord, “Base Rent” for the Premises, on or before the first (1st) day of the first (1st) full calendar month of the Term hereof and on or before the first (1st) day of each and every successive calendar month thereafter during the full Term of this Lease and any renewal thereof, subject to the adjustments as provided hereinafter along with any applicable tax as defined herein, at the then current rate. If the Commencement Date occurs on a day other than the first (1st) day of a calendar month, the first Base Rent payment shall be in the amount of the Base Rent for one (1) full calendar month plus the prorated Base Rent for the calendar month in which the Commencement Date falls, such payment to be due on the Commencement Date. The Prepaid Rent described above shall be applied by Landlord to the Rent payable for the first full month that Rent is due.

If Tenant fails to pay any regular monthly installment of Base Rent or Landlord’s Operating Costs or any other monthly amounts by the seventh (7th) day of the month in which such installment is due (provided that Landlord will be required to give Tenant written notice of Tenant’s failure to pay any such monthly payments two (2) times in any twelve (12) month period prior to such late fees being charged), or if Tenant fails to pay any other sum of money within thirty (30) days after written notice by Landlord to Tenant, or if any check delivered for the payment of Rent is returned for insufficient funds, there will be added to the unpaid amount a late charge based on the monthly prorata percentage of the Default Rate and applied to the amount due to compensate Landlord for the extra administrative expenses incurred. Notwithstanding anything to the contrary above, Landlord agrees that it will not impose the aforesaid late charges unless Tenant has failed to pay any installment of Rent on the due date thereof (and such failure shall not have been cured on or before the last day of any grace period, if any) two (2) times in any twelve (12) month period.

The Base Rent payable by Tenant to Landlord shall be in accordance with the following schedule:

a.             Phase 1:

	ANNUAL BASE RENT RATE	MONTHLY PAYMENT
LEASE YEAR	PER RENTABLE SQUARE FOOT	(PLUS SALES TAX)

1	$13.50	$36,392.63
2	$13.50	$36,392.63
3	$13.50	$36,392.63

The Base Rent shall be adjusted at the beginning of the fourth (4th) Lease Year by multiplying the Base Rent then being paid by a fraction, the numerator of which shall be the Consumer Price Index - U.S. City average for urban wage earners and clerical workers ail items (1982-84 equals 100) (“CPI”) for the third (3rd) month preceding the month of adjustment, and the denominator of which shall be the CPI for the third (3rd) month preceding the Commencement Date for Phase 1. Thereafter, the Base Rent shall be adjusted at the beginning of the fifth (5th) Lease Year and the beginning of each succeeding Lease Year during the Term of this Lease (not to include the Renewal Periods, as hereinafter defined, if applicable) by multiplying the Base Rent then being paid by a fraction, the numerator of which shall be the Consumer Price Index - U.S. City average for urban wage earners and clerical workers all items (1982-84 equals 100) (“CPl”) for the third (3rd) month preceding the month of adjustment, and the denominator of which shall be the CPI for the fifteenth (15th) month preceding the month of adjustment.

Anything herein to the contrary notwithstanding, in no event shall Base Rent in any Lease Year be less than the Base Rent paid for the immediately prior Lease Year. Should the CPI become unavailable, a reasonable substitute prepared by the U.S. Department of Labor or other source, as reasonably acceptable to Landlord and Tenant, shall be used. Base Rent shall continue to be payable in monthly installments as otherwise described above until Landlord notifies Tenant of the new monthly Base Rent installment amount. Landlord shall attempt to so notify Tenant prior to the commencement of each new Lease Year. However, failure of Landlord to timely notify Tenant of the new monthly Base Rent installment amount shall not be deemed a waiver by Landlord of the increased rental; the new monthly amount (or any portion not previously paid) shall be payable, retroactive to the commencement of the new Lease Year, upon notification by Landlord to Tenant of the new monthly Base Rent installment amount; provided, however, that if Landlord fails to so notify Tenant within nine (9) months after the date of adjustment, then the CPI adjustment for that year shall be deemed to be waived.

In no event shall Base Rent increases exceed three and one-half (3.5%) percent of the Base Rent paid for the immediately prior Lease Year, on a non-cumulative basis.

b.             The Base Rent for Phase 2 shall be at the same rental rate per-square-foot (and shall be adjusted in the same manner and on the same annual adjustment dates) as the Base Rent then being paid for Phase 1, commencing on the Commencement Date for Phase 2.

4.             OPERATING COSTS.

a.             Operating Costs.  Tenant, at its sole cost and expense, shall pay all Operating Costs in the repair, maintenance and operation of the Project as required hereby. It is intended that this Lease is a completely “triple-net” lease to the Landlord, except as otherwise expressly herein stated. Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, the use or occupancy thereof, the contents thereof, or the business carried on therein, except as otherwise expressly herein stated. Tenant shall pay all charges, impositions, and outlays of every nature and kind relating to the Project, except as otherwise expressly herein stated. For these purposes, “Operating Costs” shall mean all expenses, costs and disbursements in connection with the operation, repair and maintenance of the Project and the personal property used in connection therewith, including, but not limited to, the following: Real Estate Taxes; expenses incurred for heat, cooling and other utilities; cost of insurance and deductibles applicable to any claims; cost of janitorial and cleaning service, security services, trash collection services and pest control; charges under maintenance and service contracts for elevators, chillers, boilers or controls; window cleaning; Building and grounds maintenance (including without limitation Building painting and Parking Area maintenance, restriping, resealing and lighting); permits and licenses for Tenant’s business operations; and placing and replacing and maintaining landscaping.

b.             In connection with Tenant’s payment of Real Estate Taxes, Tenant shall deliver to Landlord, prior to the date of delinquency, receipts or other reasonably satisfactory evidence of payment of all Real Estate Taxes so paid by Tenant. Tenant, at its sole cost and expense, may dispute and contest any assessment of Real Estate Taxes (in its own name or in the name of Landlord, or in the name of both, as it may deem appropriate, and Landlord, at Tenant’s expense, will cooperate in any such dispute and contest), and in such cases the disputed charge need not be paid until finally adjudged to be valid, except as otherwise required by law. At the conclusion of such contest, Tenant shall pay the charge contested to the extent it is held valid, together with all court costs, interest, penalties and other expenses relating thereto and will indemnify and hold harmless Landlord from any costs, expenses and damages incurred in connection with such proceedings, including reasonable attorneys’ fees. Nothing herein contained, however, shall be construed as to allow such items to remain unpaid for such length of time as shall permit the Project (or any part thereof) to be sold by governmental, city or municipal authorities for the non-payment of the same. Despite contesting such taxes, Tenant shall be responsible for all other charges and payments due under this Lease.

c.             If, at any time, in the judgment of Landlord reasonably exercised, it shall become necessary so to do, Landlord, after written notice to Tenant, may, under protest if so requested by Tenant, pay such monies as may be required to prevent the sale of the Project or any part thereof, or foreclosure of the lien created thereon by such item, and such amount shall become immediately due and payable by Tenant to Landlord and shall constitute Additional Rent hereunder, or at Tenant’s option and at Tenant’s sole cost and expense, in lieu thereof, Tenant shall obtain lien release bonds in amounts equal to the claims of any such liens or as otherwise required by applicable law (or shall provide Landlord with other security reasonably acceptable to Landlord).

d.             Commencing on the Commencement Date, Tenant agrees to pay, as Additional Rent, Tenant’s Proportionate Share of the amount of the “Landlord’s Operating Costs” for each calendar year of this Lease. Landlord’s Operating Costs shall be defined as including only the costs of insurance to be obtained by Landlord pursuant to this Lease, if any, and a reserve for capital replacements to be made by Landlord to the Project in accordance with this Lease. The reserve for capital replacements shall be equal to Zero and 56/100 ($.56) Dollars per Rentable Square Foot of the Premises per annum for the entire Term hereof, plus tax, and is to be spent by Landlord for the replacement of capital improvements for the Project needed from time to time: Such amounts shall be paid by Tenant on a monthly basis in the same manner as Base Rent.

One-half (1/2) of the reserve for capital replacements (i.e., Zero and 28/100 ($.28) Dollars per Rentable Square Foot of the Premises) shall be deposited by Landlord into a separate interest-bearing account {not to be commingled with Landlord’s other funds) (the “Escrowed Reserve”). Upon the expiration of the Term (or any renewals), to the extent that the Escrowed Reserve has not been utilized (or if a capital replacement is not then-needed and then-scheduled to be utilized) for capital replacements required to be made by Landlord as described below, and provided that Tenant has exercised the upcoming Renewal Option (as hereinafter defined), then such amount, plus the interest, may be utilized by Tenant toward refurbishing the leasehold improvements in the Premises during the first (1st) year of the applicable Renewal Period or to reimburse Tenant for such expenses incurred by Tenant in the final year of the then-current Term (the “Reserve Allowance”). The Reserve Allowance shall be paid by Landlord to Tenant within thirty (30) days after submission of invoices to Landlord and receipt by Landlord of releases of lien from the applicable contractors and suppliers, if applicable. In no event may the Reserve Allowance be used to purchase any furniture for the Premises, it being the parties’ intent that the Reserve Allowance be used solely for refurbishing the leasehold improvements in the Premises, such as (without limitation) re-carpeting, re-painting, remodeling, landscaping, upgrading Building systems, and purchasing fixtures and equipment (including without limitation data, communication, and telecommunication equipment) that will remain with the Project and be surrendered by Tenant upon expiration of the Term. Tenant shall receive no credit or payment for any unused portion of the Reserve Allowance.

e.             As of the date hereof, Landlord’s good faith estimate of the Landlord’s Operating Costs for 1999 is Zero and 56/100 ($.56) Dollars per Rentable Square Foot of the Premises. Such estimate is not a guaranty or a cap, it being acknowledged that the actual Operating Costs for 1999 may be higher or lower than such amount.

f.              If Landlord’s mortgage lender requires that Real Estate Taxes and/or insurance for which Lender is an additional insured (unless insurance is provided by Tenant as part of a blanket policy meeting the conditions described in Section 31 below) be paid on a monthly basis into an escrow account held by such mortgage lender, then Tenant shall be required to pay to Landlord sufficient funds on a monthly basis in order for Landlord to fund such escrow, and Landlord, Tenant and the lender will enter into a mutually reasonably acceptable agreement regarding such escrow.

5.             USE OF PREMISES.

a.             The Premises shall be used by Tenant for the Use of Premises, and for no other purpose.  Tenant shall not knowingly permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way violate any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any fire insurance policy, or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not allow the Project to be used for any unlawful purpose; nor shall Tenant cause, maintain, or permit any nuisance in or about the Project or commit or suffer to be committed any waste of the Project, other than ordinary reasonable wear and tear. Tenant, without paying any Additional Rent for such space, shall also be entitled to use available space in the core and/or equipment rooms of the Building as needed for telephone, power and/or electric feeds, supplies and connections, at Tenant’s sole risk and expense (except for matters arising out of Landlord’s negligence, willful misconduct or breach of this Lease), and subject to compliance with all applicable federal, state, and local laws, codes, ordinances, rules and regulations of any governmental entity or agency having jurisdiction of the Premises (“Legal Requirements”).

b.                                      Tenant agrees to comply with all applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act and the regulations promulgated thereunder (the “ADA”). If due to Tenant’s specific use of the Premises, repairs, improvements or alterations are necessary to comply with any Legal Requirements, Tenant shall pay the entire cost thereof. Notwithstanding the foregoing, Landlord covenants that, as of the Commencement Date for each Phase, the Project will comply with all Legal Requirements applicable to the ownership and operation of the Project as of each Commencement Date arising out of the construction of each Phase by Landlord, including, without limitation, environmental laws and regulations and the ADA (other than as a result of the negligence or willful misconduct of Tenant or its agents, employees, or contractors, or breach of this Lease by Tenant). If Landlord receives a notice of violation of any such Legal Requirements (other than as a result of the negligence or willful misconduct of Tenant or its agents, employees, or contractors, or breach of this Lease by Tenant), then the work required to bring the applicable item into compliance will be performed by Landlord, at its expense. Landlord agrees to indemnify and hold harmless Tenant from and against any environmentally-related remediation costs arising from the failure of the Project to comply with such environmental laws and regulations as of the Commencement Date for each Phase.

6.                                       ASSIGNMENT AND SUBLETTING.  Tenant shall not assign the Lease, the right of occupancy under this Lease, or any other interest therein (including, without limitation, a mortgage or pledge of Tenant’s interest in this Lease), or sublet the Premises, or any portion thereof, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Among other items Landlord may consider, in its reasonable judgment, Tenant’s right to assign this Lease or sublet the Premises shall be based on the transferee being a creditworthy tenant. A creditworthy tenant shall mean a tenant that has the financial ability to perform the Tenant’s obligations under this Lease, and with a net worth at least equal to the net worth of Tenant as of the date hereof. Notwithstanding the foregoing, Tenant may, without Landlord’s consent, assign this Lease or sublet the Premises, In whole or in part, to any corporation or other legal entity that is an affiliate, subsidiary, parent or successor of Tenant, or to a corporation or other legal entity into or with which Tenant may be merged or consolidated. Tenant shall notify Landlord within thirty (30) days after any such transfer not requiring Landlord’s consent. For the purpose of this Section 6, a “subsidiary,” “affiliate” or a “successor” of Tenant shall mean the following (for purposes of this Lease, any “parent,” “subsidiary,” “affiliate” and “successor” of Tenant shall be collectively referred to as “Affiliated Company”):

a.                                       An “affiliate” shall mean any corporation or other legal entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For the purposes of this Section 6, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other legal entity, whether through the ownership of voting securities or by contract or otherwise.

b.                                      A “subsidiary” shall mean any corporation or other legal entity not less than fifty (50%) percent owned directly or indirectly by Tenant.

c.                                       A “successor” of Tenant shall mean:

(1)           A corporation or other legal entity in which or with which Tenant is merged or consolidated, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations or other legal entities participating in such merger or consolidation are assumed by the corporation or other legal entity surviving such merger or created by such consolidation; or

(2)           A corporation or other legal entity acquiring this Lease and the Term hereby demised and a substantial portion of the property and assets of Tenant; or

(3)           Any corporation successors or other legal entity successors to a successor corporation or other legal entity becoming such by either of the methods described in Section 6, subsection c (1) or (2) above.

Acquisition by Tenant, its successors or assigns, of a substantial portion of the assets, together with the assumption of all or substantially all the obligations and liabilities of any corporation or other legal entity, shall be deemed a merger or consolidation of such corporation or other legal entity into Tenant for purposes of this Section 6. In addition, the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such stock by persons or parties through the “over-the-counter market” or through any recognized stock exchange, other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, no such assignment or sublease set forth in this Section 6 shall be permitted without Landlord’s consent if the assignment or series of assignments or sublease or series of subleases is/are for the purpose of “spinning-off” this Lease to independent third parties.

With any assignment of the Lease, the assignee must assume all obligations and liabilities of Tenant under this Lease. With any subletting of any portion of the Premises to an Affiliated Company, such Affiliated Company must assume all obligations and liabilities of Tenant under the Lease as to the sublet portion of the Premises and Landlord shall have the right, as an identified third-party beneficiary of such subletting, to hold the Affiliated Company primarily liable for the performance of such assumed obligations and liabilities. Notwithstanding any assignment or sublease whatsoever, whether Landlord’s consent is or is not required, Tenant shall in no event be released from any obligations under this Lease accruing prior to or from and after the effective date of such assignment or sublease. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments or sublettings.

As to any proposed subletting for which Landlord’s consent is required, if the sublease is for at least an entire Building, if so requested, Landlord will, as part of its review of the proposed transaction, consider granting nondisturbance rights to the subtenant, which will not be unreasonably withheld or delayed so long as the subtenant agrees to pay all of the Rent and abide by all of the obligations of Tenant hereunder as applicable to the space to be subleased in the event that the sublease becomes a direct lease pursuant to the nondisturbance agreement.

Tenant agrees to promptly provide Landlord with such information regarding a proposed assignee or subtenant as is requested by Landlord, as well as with plans and specifications regarding any proposed alterations of the Premises which will be required in connection with such assignment or sublettin. In connection with Landlord’s review of any proposed assignment or subletting, Tenant shall pay to Landlord the reasonable attorneys’ fees incurred by Landlord not to exceed $1,500.00 for each such transfer.

Landlord shall be entitled to receive fifty (50%) percent of the net profits arising out of any assignment or sublease (other than an assignment or sublease not requiring Landlord’s consent), which net profits shall be determined by subtracting all Rent due from Tenant with respect to the time period and square footage applicable to the assignment or sublease, and the improvement costs, brokerage fees, and other reasonable expenses payable by Tenant pursuant to such assignment or sublease, from the total consideration to be paid by such assignee or sublessee. Any consideration received by Tenant in connection with a merger or consolidation or sale of all or substantially all of Tenant’s assets shall be excluded from the determination of net profits to which Landlord may be entitled.

Affiliated Companies will be permitted to utilize all or any portion of the Project from time to time without Landlord’s consent for the purpose of their business operations.

At any time, Landlord may transfer, sell, lease, convey, or otherwise dispose of its interest in this Lease. If the Project is sold or transferred after the Commencement Date of Phase 2, voluntarily or involuntarily, Landlord’s Lease obligations and liabilities accruing after the transfer shall be the sole responsibility of the new owner provided that such new owner assumes such obligations and liabilities and the transferor Landlord shall be deemed to be released from further liability under this Lease (including, without limitation, for the return of any security deposit). Notwithstanding the foregoing, prior to the Commencement Date of Phase 2, Landlord may not transfer this Lease or sell the Project without the prior written consent of Tenant, which shall not be unreasonably withheld or delayed; provided, however, that Tenant’s consent is not required for any (i) assignment of Landlord’s interest in this Lease and the Project to (x) a lender as part of a financing by Landlord or (y) any corporation or other legal entity that is an affiliate, subsidiary, parent or successor of Landlord, or to a corporation or other legal entity into or with which Landlord may be merged or consolidated or to any entity as part of an intra-family transfer for estate planning purposes or otherwise, and/or (ii) transfer of Landlord’s interest pursuant to a foreclosure or deed in lieu thereof; so long as the transferee assumes Landlord’s obligations hereunder (and until the Commencement Date of Phase 2, the transferor Landlord is not released from further liability hereunder); provided, further, that Landlord shall not may not effect such a transfer not requiring Tenant’s consent if the principal purpose of the transfer is to transfer the Project to an unrelated third party and to circumvent Tenant’s right of first offer set forth in Section 50 hereof.

7.             ACCESS TO PREMISES.  Upon reasonable prior notice to Tenant under the circumstances, Tenant shall permit Landlord or its representatives, who shall be properly identified to Tenant, to enter into and upon any part of the Premises: (i) Mondays through Fridays (excluding Holidays); and (ii) for maintenance and repairs at all reasonable times under the circumstances, and (iii) in emergencies, at all times, to inspect the condition, occupancy or use, to show the Premises to prospective purchasers, mortgagees or insurers (or tenants, in the last year of the Term or any renewals), or to clean or make repairs, alterations or additions. Tenant shall have the right to provide an employee or other representative of Tenant to accompany Landlord or Landlord’s agents or representatives while in the Premises; provided, however, that if Tenant fails to provide an employee or other representative to accompany such persons promptly following Landlord’s notice, Landlord may proceed notwithstanding the absence of Tenant’s employee or representative. In exercising its right of entry, Landlord shall make good faith efforts to (i) minimize any interference with the conduct of Tenant’s business, (ii) prevent breaches in security or customer confidentiality and (iii) avoid damage to the Premises or the equipment, fixtures or personal property of Tenant.

8.             SERVICES.

a.             As described above, it is agreed that this Lease is a completely “triple-net” lease to the Landlord, except as otherwise expressly herein stated. Therefore, except for replacements of capital items as described below, Landlord is not responsible for the expenditures for any utilities or services in connection with Tenant’s use and occupancy of the Project.

b.             Any and all utilities serving the Project (including, without limitation, electricity, HVAC and water and sewer) will be separately metered and paid for directly by Tenant to the applicable utility companies. Tenant shall pay all bills for utility services prior to delinquency. Upon written request by Landlord, Tenant shall provide Landlord with copies of any utility bills received by Tenant. In addition, Tenant agrees to execute any documentation required by any utility companies to enable such companies to provide copies of Tenant’s utility bills to Landlord.

c.             In connection with Tenant’s repair and maintenance of the HVAC, elevator systems and other building controls for which Tenant is responsible, Tenant, at its expense, shall enter into industry-standard service contracts. Upon request from time to time, Tenant shall provide Landlord with true, correct and complete copies of such service contracts, as well as with true, correct and complete copies of any other service agreements entered into by Tenant in connection with the Project, including, without limitation, janitorial, security and landscaping. At a minimum, Tenant’s provision of the various services, repairs and maintenance of the Project shall be consistent with such services, repairs and maintenance in Comparable Class Buildings and the companies to be engaged by Tenant shall be professional, licensed and insured. If Tenant provides any limited access systems for the Buildings, Tenant shall provide Landlord with the access codes and keys necessary to gain entry to the Buildings. Tenant is also responsible, at it expense, to replace all electric light bulbs, tubes, and tube casings located within or serving the Premises and the Project generally, including, without limitation, Tenant’s signage, and the Parking Area.

9.             ELECTRICAL AND STRUCTURAL.  Tenant’s use of electrical services shall be subject to the following:

a.             If through the electrical design evaluation of the Construction. Documents it is determined that additional electrical capacities beyond the amount indicated as part of the Shell Improvements as described in Exhibit D is required by the Tenant for the Premises (excluding Building HVAC), Landlord, at Tenant’s cost and as part of the Tenant Improvements (and the Tenant Allowance, as available, may be applied to cover the cost thereof), shall install such additional panel boards, transformers, electrical risers and other items as reasonably required by Landlord to meet any additional electrical capacity requirements for the Premises.

b.             Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry as agreed upon in the final approved Construction Documents for the Premises and which may be allowed by law. Landlord reserves the right to reasonably prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the reasonable opinion of the Landlord may be required under the circumstances, such reinforcing to be at Tenant’s expense.

10.           PARKING.

a.             As a minimum, Landlord will provide Tenant with one hundred eighty (180) parking spaces in the Parking Area, at no charge (the “Minimum Parking Spaces”). One-half (1/2) of the Minimum Parking Spaces shall be made available upon the Commencement Date for Phase 1 of the Project, and the remaining one-half (1/2) of the Minimum Parking Spaces shall be made available upon the Commencement Date for Phase 2 of the Project.

b.             In addition to the Minimum Parking Spaces, Landlord shall provide Tenant, and Tenant hereby takes from Landlord, three hundred forty (340) additional parking spaces to accommodate Tenant’s extraordinary parking requirements for the Premises (the “Additional Parking Spaces”). Two hundred ten (210) of the Additional Parking Spaces shall be made available upon the Commencement Date for Phase 1 of the Project, and the remaining one hundred thirty (130) of the Additional Parking Spaces shall be made available upon the Commencement Date for Phase 2 of the Project. Upon Tenant’s written request, Landlord will use reasonable efforts to make available upon the Commencement Date for Phase 1 more than the required two hundred ten (210) of the Additional Parking Spaces. In addition, to the extent permitted by applicable Legal Requirements and the physical constraints of the Land, Landlord will use best efforts (not to include the bringing of lawsuits) to provide up to an additional one hundred thirty (130) parking spaces (the “Supplemental Parking Spaces”), which Supplemental Parking Spaces shall be deemed to be part of the Additional Parking Spaces and shall be subject to the provisions hereof applicable to the Additional Parking Spaces, including, without limitation, payment of parking rental therefor as described below. However, if Landlord fails to provide the Supplemental Parking Spaces, on or before the Commencement Date for Phase 2 for any reason whatsoever (or, once provided, all or any portion of the Supplemental Parking Spaces are no longer usable by Tenant as a result of the acts or omissions of Landlord), then the following provisions shall apply: From the Commencement Date for Phase 2 until the expiration of eight (8) years after the Commencement Date for Phase 2, Tenant shall be entitled to receive a monthly credit against the Base Rent to become due hereunder, such credit to be equal to (i) Twenty and No/100 ($20.00) Dollars per space (not to exceed eighty (80) spaces) per month for each space between one (1) and eighty (80) of the Supplemental Parking Spaces that Landlord fails to provide, and (ii) Ten and No/100 ($10.00) Dollars per space per month for each space between eighty-one (81) and one hundred thirty (130) of the Supplemental Parking Spaces that Landlord fails to provide. For example purposes only, if Landlord provides sixty-five (65) of the Supplemental Parking Spaces, then the Base Rent credit shall be a total of $76,800.00, prorated at

$800.00 per month from the Commencement Date for Phase 2 until the expiration of eight (8) years after the Commencement Date for Phase 2. In addition, if Tenant becomes entitled to such Base Rent credit and, prior to the expiration of eight (8) years after the Commencement Date for Phase 2, Landlord provides from time to time ail or any portion of the one hundred thirty (130) Supplemental Parking Spaces, then commencing on the date(s) that Landlord provides the one hundred thirty (130) Supplemental Parking Spaces (or any portion thereof), the Base Rent credit from each such point forward shall be deemed to be void and of no further force or effect with respect to the number of Supplemental Parking Spaces provided by Landlord, and such credit shall be prorated for any partial month in which the one hundred thirty (130) Supplemental Parking Spaces (or any portion thereof) are made available to Tenant.

c.             The Additional Parking Spaces shall be subject to a monthly rental charge payable by Tenant to Landlord in the amount of Forty-Two and 13/100 ($42.13) Dollars for each of the Additional Parking Spaces, plus tax, the total amount of such parking rental to be payable to Landlord as Additional Rent at the same time and in the same manner as the monthly installments of Base Rent. The parking rental for the Additional Parking Spaces shall be adjusted at the beginning of the fourth (4th) Lease Year and each Lease Year thereafter based on increases in the CPI, in the same manner as CPI increases for the Base Rent as described in Section 3 above.

d.             Subject to compliance with alt applicable Legal Requirements, and the terms hereof, Tenant may post signs or other markings in connection with the Parking Area. In addition, since Tenant is responsible for its own security for the Project, Landlord is not responsible for policing or towing any cars wrongfully parked in any of Tenant’s parking spaces.

e.             All parking spaces are to be in the Parking Area for the Building, and will be constructed by Landlord in accordance with all applicable Legal Requirements. All spaces leased by Tenant hereunder shall be used by Tenant’s officers, employees, visitors, agents, contractors, assignees, subtenants and invitees. All parking provided for under this Lease shall be available twenty-four (24) hours per day, seven (7) days per week, subject to Force Majeure.

f.              As part of the improvements to the Project, Landlord will construct a decorative security wall and fence around the Project, along with a free-standing guardhouse at the entrance to the Parking Area. These additional features will be constructed by Landlord prior to the Commencement Date for Phase 1. As a reimbursement to Landlord for the cost of such additional features, Tenant shall pay to Landlord a monthly rental charge equal to Six Hundred Fifty and No/100 ($650.00) Dollars per month, plus tax, the total amount of such rental to be payable to Landlord as Additional Rent at the same time and in the same manner as the monthly installments of Base Rent. The monthly charge for such additional features shall be adjusted at the beginning of the fourth (4th) Lease Year and each Lease Year thereafter based on increases in the CPI, in the same manner as CPI increases for the Base Rent as described in Section 3 above.

g.             Except for its negligence, willful misconduct or breach of this Lease, Landlord shall not be liable for any damage to automobiles of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the parking lots.

h.             If Landlord does not provide the Minimum Parking Spaces and the Additional Parking Spaces to Tenant by the Commencement Date for Phase 2 (subject to any Tenant Delays and Force Majeure events), then, provided that Tenant has not taken occupancy of Phase 2, Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) days after the Commencement Date for Phase 2, whereupon Tenant shall vacate and surrender Phase 1 to Landlord in the manner required by this Lease within one (1) year after the date of Tenant’s termination notice, Landlord shall return to Tenant the Security Deposit, plus Landlord shall reimburse Tenant for the actual, reasonable out-of-pocket costs incurred by Tenant regarding this Lease (but not to exceed One Hundred Fifty Thousand and No/100 ($150,000.00) Dollars), and both parties shall be relieved of all further obligations hereunder; provided, however, that if Landlord provides the Minimum Parking Spaces and the Additional Parking Spaces within fifteen (15) days after receipt of Tenant’s termination notice, then the termination notice will be deemed to be void and rescinded, and the Lease shall continue in full force and effect. Within ninety (90) days after Tenant’s termination notice, Tenant shall notify Landlord of the exact date that Tenant will vacate and surrender Phase 1, which date shall be (a) no earlier than ninety (90) days after the date of Tenant’s notification of such exact date, and (b) no later than one (1) year after the date of Tenant’s termination notice. Rent for Phase 1 shall be prorated through the date that Tenant so vacates and surrenders Phase 1 to Landlord.

11.           LEASEHOLD IMPROVEMENTS.  The Premises are rented without any, improvements to be rendered by Landlord, other than those improvements described herein and such other services or improvements, if any, as may be described in Exhibit C and Exhibit D.

Notwithstanding anything to the contrary contained in this Lease, for the first (1st) Lease Year of each Phase, Landlord hereby provides a warranty in favor of Tenant to repair or replace (if needed) any defect in the Shell Improvements and Tenant Improvements constructed by Landlord for each Phase pursuant to Exhibit C and Exhibit D, so long as the need for such repair or replacement is not caused by the negligence or willful misconduct of Tenant or its agents, employees, or contractors, or breach of this

Lease by Tenant. The warranty contained herein is not intended to reduce Landlord’s obligations expressly set forth in Section 12 of this Lease.

12.           REPAIRS AND MAINTENANCE.  Landlord, at its sole cost and expense, will promptly make all replacements (as opposed to repairs and maintenance) of capital items serving the Project in a manner consistent with the standards prevailing from time to time for Comparable Class Buildings, including, but not limited to the roof, foundation and structural elements of the Buildings, the HVAC system, major elevator components and the main equipment and systems providing services to the Project including without limitation, the Project-wide sprinkler systems, mechanical, electrical, life safety and plumbing systems, elevators, the fire alarm systems and repaving of the Parking Area, unless the need for any such replacement is caused by the negligence or willful misconduct of Tenant or its agents, employees, or contractors, or breach of this Lease by Tenant, in which event Tenant will bear the cost of such repairs to the extent as provided in this Lease. In no event will Landlord be liable to Tenant for failure to make any required replacement unless written notice of the need for such replacement has been delivered by Tenant to Landlord and Landlord shall fail to make such replacement within a reasonable period after receipt of such notice.

If Landlord fails to perform a required replacement or fails to repair a warranted item within a reasonable period after receipt of notice as set forth above, and such failure causes the Project to be without an essential building service (such as electricity or HVAC but not to include elevators) which renders all or any portion of the Premises untenantable for five (5) consecutive business days, and so long as the correction of the problem is within Landlord’s reasonable control, then Tenant shall be entitled to an abatement of Rent (in proportion to the area so untreatable) until such essential service is restored. If such failure aggregates to a total of forty-five (45) days in any twelve (12) month period, and so long as the correction of the problem is within Landlord’s reasonable control, then Tenant shall have the right to terminate this Lease.

Landlord will consult with Tenant regarding the need for replacement of capital items. In the event of a dispute between Landlord and Tenant as to whether a particular item is a capital replacement to be made by Landlord (or whether such item is not in need of replacement and is instead part of Tenant’s repair and maintenance of capital items), which dispute is not resolved by the parties within fifteen (15) days after Tenant’s notice to Landlord of the Tenant’s request for such replacement, then, within ten (10) days after the expiration of such fifteen (15) day period, Landlord and Tenant shall each select an independent disinterested engineer, which engineers shall mutually determine (within ten (10) days) whether the item in question is a capital replacement to be made by Landlord or whether such item is not in need of replacement and is instead part of Tenant’s repair and maintenance of capital items. The losing party shall bear the costs of both engineers. If the engineers cannot agree, then the engineers shall mutually select a third independent disinterested engineer. Such third engineer shall then (within ten (10) days) make its determination whether the item in question is a capital replacement or whether such item is not in need of replacement and is instead a repair and maintenance item, whose decision shall be final and binding. The losing party shall pay the fees and costs of such third engineer. At a minimum, each of the engineers shall be disinterested engineers, with substantial experience in the Miami-Dade County commercial real estate office market.

Except for the specific capital items to be replaced by Landlord as described above and the items warranted by Landlord as described above , Tenant, at its sole cost and expense, will repair and maintain (and replace if necessary) the Project (including, without limitation, all furniture, trade fixtures and equipment of Tenant, all areas devoted to corridors, elevator lobbies, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, lobby areas, refuse dumpsters, loading docks and other similar facilities, Building stairs, Building elevator shafts, elevator mechanical rooms, fire towers, Building electrical, mechanical and telephone rooms, electrical, communications and mechanical chases, projections, flues, vents, stacks, pipe shafts and other vertical penetrations, ducts and chases) in a clean, attractive and safe condition and in a manner consistent with the standards prevailing from time to time in Comparable Class Buildings, except as to reasonable wear and tear. Upon expiration or earlier termination of this Lease, Tenant will surrender and deliver the Premises to Landlord in a similar condition in which they existed at the commencement of this Lease excepting reasonable wear and tear and damage arising from either an insurable casualty or any cause not required to be repaired by Tenant. Tenant shall be obligated to repair any damage incurred in connection with any removal of Tenant’s furniture, equipment or other personal property by Tenant or its agents, representatives or employees, provided that Tenant shall not be obligated to repair any damage to any area which Landlord has notified Tenant in writing that it intends to refurbish or remove in connection with renovation of the Project for re-letting. This Section shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord or Tenant on the Project (as to which Section 15 hereof shall apply) or damage resulting from an eminent domain taking (as to which Section 17 hereof shall apply). To the extent possible, Landlord will assign to Tenant the benefit of any manufacturer’s warranties and guaranties with respect to the items installed by Landlord but to be maintained by Tenant regarding the Project. Landlord will obtain the warranties and guaranties as may be expressly required in the final approved Construction Documents for the Premises. Landlord will use reasonable efforts to cause Tenant to be a third party beneficiary of Landlord’s construction contract with its general contractor.

13.          ALTERATIONS AND IMPROVEMENTS.  After completion of the initial Tenant Improvements, Tenant shall make no alterations, additions or improvements to the Project without the prior written approval of Landlord. In the case of alterations, additions or improvements to the interior of the Project which are nonstructural, do not affect any base building systems, and do not alter the exterior of the Buildings, such approval shall not be unreasonably withheld or delayed. However, (i) if the cost of an alteration, addition or improvement does not exceed in the aggregate Ten Thousand and No/100 ($10,000.00) Dollars, then such approval shall not be required and no notice need be given to Landlord, and (ii) if the cost of an alteration, addition or improvement is more than Ten Thousand and No/100 ($10,000.00) Dollars in the aggregate but less than Thirty-Five Thousand and No/100 ($35,000.00) Dollars in the aggregate, then such approval shall not be required, but Tenant shall be required to give Landlord prior written notice thereof. In any event, Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and shall, prior to the commencement of the work, submit to Landlord copies of all necessary permits. All alterations, additions and improvements to the Project made by or on behalf of Tenant will be made only in a good and workmanlike manner, using new, first-class materials, in conformity with all required permits, and in compliance with all applicable building codes and other Legal Requirements. Landlord reserves the right to approve the contractors hired by Tenant, which approval shall not be unreasonably withheld or delayed. Tenant shall pay to Landlord all reasonable architectural and engineering fees incurred by Landlord in connection with the review of any proposed alterations, additions or improvements for which Landlord’s consent is required. All alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Project prior to the Commencement Date of each Phase, as applicable, either by Landlord or Tenant, shall, at the end of the Term hereof, be Landlord’s property and at the end of the Term hereof shall remain in or upon the Project without compensation to Tenant. Tenant shall not be required to remove and restore any alterations, additions or improvements which were made after the Commencement Date, unless Landlord expressly requires in writing the removal of such alteration, addition or improvement, and the restoration occasioned by such removal, at the time Landlord’s consent is granted.

Notwithstanding the foregoing, all of Tenant’s furniture, personal property, movable trade fixtures, work stations, file systems, appliances, art, and equipment including without limitation all movable cabinets, loose woodwork and shelving, and telephone and communication equipment and data transmission equipment may be removed by Tenant at the termination of this Lease, and if Tenant so removes, Tenant shall at its sole expense repair any damage to the Project caused by such removal which damage is beyond what may be reasonably expected in connection with such move and reasonable wear and tear. If not so removed by Tenant, such property shall become the property of Landlord without any accounting to Tenant. In no event may Tenant remove any leasehold improvements or any base building mechanical, electrical, HVAC, plumbing, or life safety systems, except that Tenant may remove its separate generator.

14.           INDEMNITIES; LIABILITY.

a.             Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Project or damage to property of Tenant or of others located on the Premises or elsewhere in the Project, nor shall it be responsible for any loss of or damage to any property of Tenant or others from any cause, unless such death, injury, loss, or damage results from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, or breach of this Lease by Landlord. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Buildings or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the Buildings or from the street or any other place or by dampness, or for losses due to theft or burglary, or by any other cause whatsoever, unless such death, injury, loss, or damage results from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, or breach of this Lease by Landlord. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all loss (including loss of Base Rent and Additional Rent payable in respect to the Premises), claims, actions, damages, liability, and expense of any kind whatsoever (including reasonable attorneys’ fees and costs at all tribunal levels), unless such death, injury, loss, or damage results from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, or breach of this Lease by Landlord, arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant its agents, employees, and invitees or by anyone permitted to be on the Premises by Tenant. This indemnity shall survive the expiration or sooner termination of this Lease. In connection with any indemnity of Landlord by Tenant in this Lease, such indemnity shall also include the defense of Landlord, if Landlord so requests. The limitation of liability set forth in this Section 14a does not relieve Landlord of its obligation for the construction warranty described in Section 11 hereof.

b.             Tenant shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Project or damage to property of Landlord or of others located on the Premises or elsewhere in the Project, nor shall it be responsible for any loss of or damage to any property of Landlord or others from any cause, to the extent such death, injury, loss, or damage results from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, or breach of this Lease by Landlord. Landlord agrees to indemnify Tenant and hold it harmless from and against any and all loss, claims, actions, damages, liability, and expense of any kind whatsoever (including reasonable attorneys’ fees and costs at all tribunal levels), to the extent such death, injury, loss, or damage results from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, or breach of this Lease by Landlord. This indemnity shall survive the expiration or sooner termination of this Lease. In connection with any indemnity of Tenant by Landlord in this Lease, such indemnity shall also include the defense of Tenant, if Tenant so requests.

c.             The indemnification provisions in this Section or elsewhere in this Lease are subject to the waiver of recovery and waiver of subrogation provisions set forth in Section 31 of this Lease. To the extent of the proceeds received by either party under any insurance required to be maintained in this Lease, such party’s obligation to indemnify and hold harmless the other party against the hazard which is the subject of such insurance shall be deemed to be satisfied.

15.           DAMAGE BY FIRE OR THE ELEMENTS.

a.             If during the Term all or any part of the Project shall be damaged or destroyed by fire or other casualty, Tenant shall promptly give notice thereof to Landlord and Landlord shall, at Landlord’s sole cost and expense subject to availability and receipt from Tenant’s insurance company(ies) of the insurance proceeds and the receipt from Tenant of the deductible amount of such insurance, if any, (except as provided in Section 15(b)), repair, restore or replace the applicable Phase as nearly as possible to its value, condition and character as of the Commencement Date of the applicable Phase. Landlord shall within thirty (30) days following such notice from Tenant of the casualty advise Tenant the amount of time such repairs are reasonably estimated to require.

b.             If during the Term the Project shall be substantially damaged or destroyed in any single casualty in such a manner that such damage cannot, in Landlord’s reasonable judgment, be repaired within nine (9) months from the date of such casualty, Landlord shall so notify Tenant within sixty (60) days after Landlord’s receipt of the notice required pursuant to Section 15(a) hereof, or if such damage or destruction occurs during the last three (3) years of the Term (taking into account any previously exercised renewal option), then Landlord may by written notice terminate this Lease. If Landlord shall give such notice of termination, this Lease shall terminate on the sixtieth (60th) day following the date Tenant receives notice of termination from Landlord in accordance with the provisions of this Section.

c.             If during the Term the Project shall be damaged or destroyed in any single casualty and Landlord (if permitted to do so) does not give notice of its intention to terminate this Lease, as provided above, this Lease shall continue in force and effect, and Landlord shall repair, restore or replace the same as provided above; provided, however, if (i) the estimated time period for repair exceeds nine (9) months, or (ii) such statement estimating the repair time is not timely delivered (and Tenant notified Landlord of its failure to timely deliver the statement and Landlord fails to respond to Tenant within five (5) days after Tenant’s notice), or (iii) such damage or destruction occurs during the last three (3) years of the Term (taking into account any previously exercised renewal option), then Tenant may elect to terminate this Lease by notice to Landlord delivered not later than thirty (30) days after (x) in the case of subsection(c)(i), the date Landlord delivers the statement estimating the repair time, or (y) in the case of subsection(c)(ii), five (5) days after Tenant’s notice of Landlord’s failure to deliver the statement or the date Landlord delivers the statement, if Landlord so delivers or (z) in the case of subsection(c)(iii), the date of damage or destruction. If Tenant makes such election, the Term shall expire on the sixtieth (60th) day following the date Landlord receives notice of termination from Tenant in accordance with the provisions of this Section. Notwithstanding anything herein to the contrary, Landlord shall not be required to proceed with repairs or restoration if the repair estimate exceeds nine (9) months and the casualty occurs within the last three (3) years of the existing Term (taking into account any previously exercised renewal option).

d.             Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and Tenant’s personal property which were placed by or for Tenant within the Project. Tenant will maintain fire and extended coverage insurance on such furniture, equipment, fixtures and Tenant’s personal property and Tenant will restore or replace the same promptly following the repair or restoration of the Project after an event of casualty. Any insurance, if any, which may be carried by Landlord in its discretion (at Landlord’s sole cost) against loss or damage to the Premises or any other part of the Project shall be for the sole benefit of Landlord and under its sole control.

e.             If the Project shall be partially damaged or partially destroyed by a casualty, the Base Rent and Additional Rent payable hereunder shall be equitably abated to the extent that the Project shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Project or a major part thereof shall be damaged or destroyed that it is rendered untenantable on account of a casualty, the Base Rent and Additional Rent shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Project; provided, however, that if Tenant reoccupies for the conduct of its business a portion of the Project during the period the restoration work is taking place and prior to the date that the same are made Substantially Completed, Base Rent and Additional Rent allocable to such portion shall be payable by Tenant from the date of such occupancy.

f.              All property insurance proceeds received by Landlord or Tenant on account of such damage or destruction to the Buildings in excess of a casualty loss for which the proceeds are less than $375,000.00, in which case the proceeds are not required to be placed in an escrow account (excluding proceeds relating to Tenant’s personal property, which proceeds shall be used in accordance with

Section 15.d, above), less the actual costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be retained in escrow in such bank or title company as shall be selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, for the purpose of reimbursing Landlord for expenditures made to repair, restore or replace any part of the Project so damaged or destroyed (which expenditures shall include expenditures made for temporary repairs for the protection of property pending the completion of permanent repairs, restorations or replacements to the Project, or to prevent interference with the business operated thereon, and repairs, restorations or replacements thereto then in process insofar as actually made or constructed) or to pay contractors, subcontractors, material suppliers, engineers, architects or other persons who have rendered services or furnished materials for said repairs, restorations or replacements (herein called “Restoration”), and shall be withdrawn from the escrow account as hereinafter provided from time to time as the Restoration progresses upon the written request of Landlord to the escrow agent (with a copy to Tenant), which shall be accompanied by the following:

(i)            A certificate of the architect or engineer in charge of the Restoration (who shall be selected by Landlord and be reasonably satisfactory to Tenant) dated not more than thirty (30) days prior to such request, stating in effect that the work done through the date of such request has been substantially completed; and

(ii)           An affidavit from the general contractor for any partial or final payment in the form prescribed by Chapter 713, Florida Statutes.

Upon compliance with the foregoing provisions of this Section, the escrow agent shall be deemed to be authorized, without further instrument, to pay or cause to be paid to Landlord or to the persons, named in the contractor affidavit the respective amounts stated therein to have been paid by Landlord or to be due to them, as the case may be.

16.           INTENTIONALLY OMITTED.

17.           EMINENT DOMAIN.

a.             The terms “eminent domain,” “condemnation,” “taken” and the like in this Section 17 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

b.                                         If the entire Premises or the portions of the Project required for reasonable access to, or the reasonable use of, the Project are taken by eminent domain, this Lease shall automatically end on the earlier of:

(1)                               the date title vests; or

(2)                               the date Tenant is dispossessed by the condemning authority.

c.             If the taking of a part of the Premises materially interferes with Tenant’s ability to continue its business operations in substantially the same manner and space, then Tenant may end this Lease on the earlier of:

(1)                                the date when title vests; or

(2)                                the date Tenant is dispossessed by the condemning authority.

If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent shall abate in proportion to the part of the Premises and/or Parking Area, as applicable, taken, and all other matters under this Lease that are a function of Rentable Area shall be so reduced. A taking of fifteen (15%) percent or more of the Parking Area shall be deemed a material interference with Tenant’s business operations.

d.             Intentionally omitted.

e.             If this Lease is canceled as provided in this Section 17, then the Base Rent, Additional Rent, and any other charges shall be payable up to the date Tenant ceases business operations and vacates the Premises in the manner required by this Lease, and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Base Rent and Additional Rent, if any, less any sum then owing by Tenant to Landlord.

f.             If this Lease is not canceled as provided for in this Section 17, then Landlord at its expense shall promptly repair and restore the Project to the condition that existed immediately before the taking, except for the part taken, to render the Project a complete architectural unit, including the Tenant improvements, to the extent of the condemnation award received for the damage.

g.            Landlord reserves all rights to damages and awards paid because of any partial or entire taking of the Premises or other portion of the Project. Tenant assigns to Landlord any right Tenant may have to any damages or awards. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. Notwithstanding the foregoing, Tenant may claim and recover from the condemning authority a separate award for Tenant’s expenses, damages and costs (including, without limitation, cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, Tenant’s moving expenses and other relocation damages, such as loss of business, and the unamortized portion of leasehold improvements paid for by Tenant with no contribution or reimbursement from Landlord), so long as any such award to Tenant would not reduce the award payable to Landlord and in no event may Tenant seek any award for Tenant Improvements paid for by Landlord or for leasehold value. Each party shall seek its own award, as limited by this paragraph, at its own expense, and neither shall have any right to the award made to the other.

h.             If part or all of the Premises are condemned for a period of time not to exceed one hundred eighty (180) days (a “temporary taking”), this Lease shall remain in effect. The Rent and Tenant’s obligations for the part of the Premises taken shall abate during the temporary taking in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the temporary taking. Landlord shall receive the entire award for any temporary taking.

18.           SIGNS AND ADVERTISING.

a.             Subject to compliance with all applicable Legal Requirements, and the terms hereof, Tenant, at Tenant’s sole cost and expense, shall have the exclusive right to install and maintain signage of Tenant’s choosing on exterior facades of each of the Buildings or elsewhere in or about the Project (collectively, the “Exterior Signs”). However, Tenant’s right to erect and install the Exterior Signs shall be conditioned upon (a) this Lease being in full force and effect; and (b) compliance with all applicable Legal, Requirements, and insurance requirements, as the same may from time to time be amended or promulgated. In addition, Tenant shall coordinate the installation or removal of any Exterior Signs with Landlord so that Landlord or its contractors may monitor such installation or removal. Tenant, at Tenant’s sole expense, shall exercise due diligence to apply and obtain all permits and licenses required in connection with the Exterior Signs and shall be fully responsible for the proper installation thereof. Landlord will cooperate with Tenant in the obtaining of such permits and licenses. Tenant shall indemnify and hold Landlord harmless from and against any and all losses, costs, damages, expenses, suits, demands, claims, injuries, or deaths occasioned by the installation, maintenance, and removal of the Exterior Signs pursuant to the terms of this Lease, except for the negligence or willful misconduct of Landlord or its agents, employees, or contractors, or breach of this Lease by Landlord. This indemnity shall survive the expiration or sooner termination of this Lease.

b.             All signage (including, but not limited to, the Exterior Signs) will be installed and maintained at Tenant’s sole cost and expense. The Exterior Signs shall be removed at the expiration or termination of Tenant’s signage rights, at Tenant’s sole cost and expense.

19.           DEFAULT.  Landlord, at its election, may exercise any one or more of the options referred to below upon the happening, or at any time after the happening, of any one or more of the following events (each, an “Event of Default”):

a.             Tenant’s failure to pay the Base Rent or any Additional Rent or any other sums payable hereunder for a period of ten (10) days after written notice from Landlord;

b.             Tenant’s failure to observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease for a period of thirty (30) days after written notice by Landlord stating the default with particularity; provided that if such failure cannot reasonably be corrected in such thirty (30) day period and Tenant shall commence such cure within such thirty (30) day period and shall proceed diligently to complete such cure as soon as reasonably possible, Tenant shall be allowed an additional reasonable period of time to cure the failure;

c.             The bankruptcy of Tenant;

d.             Tenant is making an assignment for the benefit of creditors;

e.             A receiver or trustee being appointed for Tenant or a substantial portion of Tenant’s assets;

f.              Tenant’s voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law;

g.             Tenant’s interest under this Lease being sold under execution or other legal process; and

h.             Any unauthorized assignment of Tenant’s interest in this Lease or unauthorized subletting of the Premises.

In the event of any of the foregoing happenings, but subject to Tenant’s right to cure a default as expressly provided above, Landlord, at its election, may exercise any one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law or equity at the same time or in subsequent times or actions:

(1)           Landlord may cancel this Lease by notice to Tenant and retake possession of the Premises for Landlord’s account, or may terminate Tenant’s right to possession (without terminating this Lease), for the account of Tenant. In either event, Tenant shall then quit and surrender the Premises to Landlord. Tenant’s liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder. If Tenant’s right to possession is terminated (without terminating this Lease), Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all Rent Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant’s liability for Rent shall continue notwithstanding re-entry or repossession of the Premises by Landlord. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge as reasonable attorneys’ fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions of this Lease.

(2)           Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any reasonable rent then attainable; grant any reasonable concessions of rent, and agree to paint or make any reasonable repairs, alterations, and decorations for any new Tenant as it may deem advisable in its reasonable discretion. Landlord shall be under no obligation to relet or to attempt to relet the Premises, except as expressly set forth below. Any sums achieved by Landlord as a result of a reletting shall first be applied to Landlord’s costs and expenses in connection with such reletting and Tenant’s default.

(3)           If Tenant’s right to possession is terminated (without terminating this Lease), and Landlord so elects, the rent hereunder shall be accelerated and Tenant shall pay Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term (reduced to present value using a discount factor equal to the stated prime lending rate on the date of Tenant’s default by Landlord’s then-existing mortgagee or, if there is no mortgagee, by NationsBank, Citibank, or First Union, as chosen by Landlord). Prior to or following payment in full by Tenant of such discounted sum promptly upon demand, Landlord shall use good faith efforts to relet the Premises. If Landlord receives consideration as a result of a reletting of the Premises relating to the same time period for which Tenant has paid accelerated rent, such consideration actually received by Landlord, less any and all of Landlord’s reasonable cost of repairs, alterations, additions, redecorating, and other expenses in connection with such reletting of the Premises, shall be a credit against such discounted sum, and such discounted sum shall be reduced if not yet paid by Tenant as called for herein, or if Tenant has paid such discounted sum, such credited amount shall be repaid to Tenant by Landlord (provided said credit shall not exceed the accelerated amount).

Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of any other violation or default.

In the event of any default by Landlord, Tenant may exercise any available legal and equitable remedies other than termination of this Lease, except for termination rights expressly granted to Tenant hereunder; provided, however, that nothing contained in this Lease shall be deemed to be a waiver by Tenant of any rights it may have to claim a constructive eviction of Tenant by Landlord pursuant to applicable Florida law. Prior to any exercise by Tenant of its available remedies, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to cure the default (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion). In addition, if a default by Landlord is not cured by Landlord within the applicable cure period, then Tenant may notify Landlord of its failure, and if Landlord fails to cure within ten (10) days after Tenant’s notice, then Tenant may, upon five (5) days’ written notice to Landlord (or sooner, if a bona fide emergency), cure the default and bill Landlord for the reasonable costs incurred by Tenant to cure the default. If Landlord does not pay such costs within thirty (30) days after receipt of Tenant’s bill (together with reasonable supporting documentation), then Tenant shall have the option to deduct the amount of such bill from the next due monthly installment(s) of Base Rent and Additional Rent, until fully credited. Notwithstanding any provision of this Lease, in the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Project (including the proceeds of insurance, condemnation and sale), and in no event shall any deficiency judgment be sought or obtained against Landlord (except if the Landlord fails to maintain the Minimum Equity Amount, as hereinafter defined, in which case in no event may Tenant look to the Landlord personally In excess of the Minimum Equity Amount). Until the Commencement Date for Phase 2 of the Project, Landlord agrees to maintain no less than Seven Hundred Fifty Thousand and No/100 ($750,000.00) Dollars in equity in the Project (which includes, without limitation, the value of the Land) (the “Minimum Equity Amount”). Upon the Commencement Date for Phase 2, there is no further requirement for Landlord to maintain the Minimum Equity Amount.

The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in the county or municipality in which the Project is located.

If Tenant shall be in default in the performance of any term of this Lease on Tenant’s part to be performed beyond the expiration of the applicable grace period, if any, Landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, upon notice (except in a bona fide emergency), perform the same for the account and at the expense of Tenant, and Landlord may take such action as may be reasonably required to cure any such default and may enter the Premises to do so as otherwise provided herein. Any reasonable expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect Rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including but not limited to any cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well the cost of any material, labor or services provided, furnished or rendered, including reasonable attorneys’ fees and disbursements, plus interest at the Default Rate on any amounts expended by Landlord from the date of outlay to the date of reimbursement by Tenant, shall be paid by Tenant as Additional Rent within thirty (30) days after demand.

Notwithstanding the foregoing, in any action or litigation in connection with this Lease the prevailing party shall be reimbursed by the other party for all costs and expenses, including reasonable attorney’s, paralegal’s and expert witness fees and costs, whether at trial or on appeal or in bankruptcy proceedings.

20.           SUBORDINATION.  In consideration of the execution of this Lease by Landlord, Tenant will subordinate this Lease to any ground leases, security interests or mortgages and all renewals, modifications, extensions, consolidations and replacements of the foregoing which might now or hereafter constitute a lease or a lien upon the Project or improvements therein or thereon or upon the Premises.

As a condition to any such subordination, Landlord shall obtain, for Tenant’s benefit, a non-disturbance agreement from the holder of any such future interest providing that so long as Tenant is not in default under the Lease, the enforcement of such interest will not terminate this Lease or disturb Tenant’s use or enjoyment of the Premises. Any such non-disturbance agreement shall be in recordable form and shall otherwise be in form and content reasonably acceptable to Tenant and the holder of such interest.

The parties acknowledge that Landlord will not be attempting to obtain a non-disturbance from Landlord’s mortgagee existing as of the date of this Lease. The existing mortgage will be paid off pursuant to the closing of the construction loan to be obtained by Landlord for the construction of the Project, and such existing mortgage shall be released of record concurrently therewith.

21.           QUIET ENJOYMENT.  Provided Landlord has not terminated Tenant’s right to possession of the Project as herein provided, Tenant shall peaceably and quietly hold and enjoy the Project against Landlord and all persons claiming by, through or under Landlord (including, without limitation, construction lienors arising out of Landlord’s construction of the Project), for the Term herein described, subject to the terms, provisions and conditions of this Lease.

Landlord represents and warrants to Tenant that, as of the date of this Lease, it is the fee simple owner of the Land, with full power and authority to enter into this Lease. Tenant shall have the right, at its expense, to obtain a leasehold title insurance policy in connection with this Lease. At Tenant’s request, Landlord will use good faith efforts to obtain a leasehold title insurance policy in favor of Tenant, at Tenant’s expense, from the title company (or its agent) that issues the mortgagee title insurance policy in connection with the construction loan to be obtained by Landlord for the construction of Phase 1, at the minimum rate charged by such title company or agent for such policies (which will not be at a simultaneous issue rate).

22.           CONSTRUCTION AND LIENS.  Tenant is prohibited from making, and agrees not to make, alterations in or to the Project, except as permitted by Section 13, and Tenant will not permit any construction, mechanics’ or materialmen’s lien or liens to be placed upon the Project or improvements therein caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly discharge the lien or transfer the lien to a lien transfer bond (or other security) in accordance with Chapter 713, Florida Statutes. If Tenant fails to discharge or transfer the lien within thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege, at Landlord’s option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including reasonable expenses, interest, and attorneys’ fees, shall be due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor, together with interest at the Default Rate until repaid, and if not so paid within thirty (30) days of the rendition of such bill shall constitute an Event of Default under Section 19 hereof.

Nothing in this Lease will be deemed in any way to give Tenant any right, power or authority to contract for or permit to be furnished any service or materials which would give rise to the filing of any construction, mechanics’ or material supplier’s lien against Landlord’s estate or interest in the Premises or the Project, it being agreed that no estate or interest of Landlord in the Premises or the Project will be subject to any lien arising in connection with any alteration, addition or improvement made by or on behalf of Tenant.

Tenant shall, within fifteen (15) days after being requested to do so by Landlord, execute, acknowledge and deliver to Landlord a short form of lease in recordable form confirming that the terms of this Lease expressly provide that the interest of Landlord in the Project shall not be subject to liens for improvements made by Tenant and such other information as may be required by Chapter 713, Florida Statutes to prevent the interest of Landlord in the Premises and the Project from being subject to liens for improvements made by Tenant. The short form of lease shall be in the form attached hereto and made a part hereof as Exhibit F.

Landlord hereby waives any statutory and common law liens for rent (other than judgment liens). Such waiver is self-executing and does not require any further instrument to evidence such waiver. However, on request, Landlord shall further evidence its agreement to waive its liens by an instrument reasonably satisfactory to Landlord and prepared by Tenant or its lender, in either case at Tenant’s expense.

23.           FORCE MAJEURE.  With respect to any action to be taken by Landlord or Tenant or services to be provided by Landlord, except as to any payment of Base Rent or Additional Rent or other sums if due Landlord from Tenant under the terms of this Lease, Landlord or Tenant, as the case may be, shall not be liable or responsible for, and the period for performance shall be extended for any delays due to (a) strikes, riots, acts of God (not to include ordinary weather conditions), shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, legal moratoria enacted after the date hereof; or (b) any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant, as the case may be, but not to exceed ninety (90) days as to this Section 23(b) (all such events, causes and conditions being herein called “Force Majeure” or an “event of Force Majeure”).

24.           SEVERABILITY.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future Legal Requirements effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and such illegal, invalid or unenforceable provision shall be given force and effect to the extent valid and legal.

25.           RENT A SEPARATE COVENANT.  Except as may be specifically provided herein, Tenant shall not for any reason withhold or reduce Tenant’s required payments of Base Rent and Additional Rent provided in this Lease. It is specifically understood and agreed by the parties that the payment of Base Rent and Additional Rent is a covenant by Tenant that is independent of the other covenants of the parties hereunder.

26.           HOLDING OVER.  If Tenant holds over without Landlord’s written consent after expiration or earlier termination of the Term of this Lease, Tenant shall, throughout the entire holdover period, be deemed to be occupying the Premises pursuant to a tenancy at sufferance, except that the Rent shall equal (a) for the first ninety (90) days, one hundred fifty (150%) percent of the Rent then in effect, and (b) thereafter, two hundred (200%) percent of the Rent then in effect. This provision does not give Tenant the right to hold over beyond the expiration of the Term of this Lease and no holding over by Tenant after the expiration or earlier termination of the Term shall be construed to extend the Term.

27.           EXECUTION.  The person signing this Lease on behalf of each of Landlord and Tenant represents and warrants that this Lease has been duly authorized by such party and constitutes the valid and binding obligation of such party.

28.           ABSENCE OF OPTION.  The submission of this Lease for examination does not constitute a reservation of or offer or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant.

29.           AMENDMENTS.  This Lease contains the entire agreement between the parties hereto and may not be altered, changed or amended, except by written instrument signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by the waiving party and addressed to the other party, nor shall any custom or practice which may grow up between the parties in the administration of the provisions hereof be construed to waive or lessen the right of the other party to insist upon the performance in strict accordance with the terms hereof.

30.           NOTICES.  Any notice or document required or permitted to be delivered hereunder shall be in writing and deemed to be delivered or given when (i) actually received; or (ii) signed for or “refused” as indicated on the postal service return receipt. Delivery may be by personal delivery with a signed receipt or by United States mail, postage prepaid, certified or registered mail, or by nationally-known overnight carrier, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they may hereafter specify by written notice delivered in accordance herewith:

If to Landlord:	Frank W. Guilford, Jr., Individually and as Trustee c/o Guilford & Associates, P.A. Suite 300 2222 Ponce de Leon Boulevard Coral Gables, Florida 33134 Attention: F.W. Zeke Guilford, Esq.

With a required	Hughes Hubbard & Reed LLP
copy of default	201 S. Biscayne Boulevard
notices to:	Suite 2500
Miami, Florida 33131
Attention: Eric D. Rapkin, Esq.

If to Tenant:	Interval International, Inc. 6262 Sunset Drive Penthouse I Miami, Florida 33143 Attention: Mr. Paul W. Rishell, COO

With a required	Interval International, Inc.
copy to:	6262 Sunset Drive
Penthouse I
Miami, Florida 33143
Attention: Legal Department

31.           INSURANCE.  Tenant shall not knowingly conduct or permit to be conducted any activity, or place any equipment, materials or other items in, on or about the Premises or the Project, which will in any way increase the rate of fire or liability or casualty insurance on the Project unless Tenant pays for all such increases; although it is understood that Tenant can use the Premises as permitted under Section 5 without being in violation of this provision.

a.             Property Insurance:

(1)           At all times during the Term, Tenant, at its sole cost and expense, will maintain a policy or policies of special form insurance insuring, in an amount not less than one hundred (100%) percent of the Full Insurable Value of the Project (including, without limitation, the Buildings and Parking Area, the Shell Improvements and the Tenant Improvements, Tenant’s personal property and on all items required to be insured by Tenant as set forth in Section 15) against loss or damage by fire, explosion and other hazards and contingencies as are normally included in extended coverage policies with a Best’s A rated insurance company qualified to do business in the State of Florida having a Best’s Financial Size Category of not less than Class VIII. The deductible amount under such insurance is subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed (and recognizing the special windstorm deductible as may be standard in the industry). As provided in Sections 4 and 15, the deductibles are the responsibility of Tenant. The term “Full Insurable Value” as used in this Lease means the actual replacement or repair cost (excluding cost of replacement of excavations, foundations, grading, paving and landscaping) using like kind and quality materials. Payments for losses thereunder in connection with the Project (other than Tenant’s personal property and on all items required to be insured by Tenant as set forth in Section 15) shall be made solely to Landlord or the mortgagee(s) of Landlord as their interest may appear or in accordance with the escrow requirements of Section 15 hereof. Payments for losses thereunder in connection with Tenant’s personal property and on all items required to be insured by Tenant as set forth in Section 15d shall be made solely to Tenant.

(2)           Tenant shall, upon the written request of Landlord from time to time, provide Landlord with current certificates of insurance evidencing compliance with this Section 31.

b.             Liability Insurance:

(1)           Landlord will, at all times during the Lease Term, maintain a policy or policies of comprehensive general liability and/or umbrella liability insurance with respect to the Project and the activities thereon, issued by a Best’s A rated insurance company qualified to do business in the State of Florida having a Best’s Financial Size Category of not less than Class VIII, such insurance to afford minimum protection of not less than $5,000,000.00 combined single limit coverage or umbrella coverage for bodily injury, property damage or combination thereof with deductibles of no more than $25,000.00. Such insurance (as well as any rent loss insurance obtained by Landlord in connection with this Lease) will be maintained at the expense of Tenant as part of Landlord’s Operating Costs or, at Tenant’s election and if obtainable, directly by Tenant, at its expense, on behalf of Landlord.

(2)           Tenant agrees, that at all times during the Term (as well as prior and subsequent thereto if Tenant, its agents, employees, invitees and third persons in or about the Premises should then use or occupy any portion of the Premises), it will maintain comprehensive general liability insurance with respect to the Premises and Tenant’s activities therein and thereabout, insuring against liability for personal injury and property damage or a combination thereof, with deductibles of no more than $25,000.00, with the premiums thereon fully paid for on or before the due date, issued by a Best’s A rated insurance company qualified to do business in the State of Florida, having a Best’s Financial Size Category of not less than Class VIII, such insurance to afford minimum protection of not less than $5,000,000.00 combined single limit coverage or umbrella coverage for bodily injury, property damage or combination thereof.

c.             Landlord and Landlord’s mortgagee(s), if any, shall be named as additional insureds under Tenant’s property and liability insurance and shall include with the terms thereof contractual liability coverage and shall include ten (10) days’ notice of cancellation, to Landlord and its mortgagee(s). Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Premises (but not to its obligation to pay Rent), a certificate or certificates evidencing such insurance reasonably acceptable to Landlord, and Tenant shall, at least thirty (30) days prior to the expiration of such policies, deliver to Landlord certificates of insurance evidencing the renewal of such policies, required hereunder. Landlord shall have the right to satisfy its insurance requirement under this Section 31 under a blanket policy covering the Premises and other properties. Nothing in this Section 31 hereof shall prevent Tenant, so long as Tenant is the Original Tenant hereunder or is a successor by merger, consolidation or acquisition, from taking out the insurance of the kind and in the amounts provided for under this Section 31 under a blanket insurance policy or policies covering other properties as well as the Premises, provided, however, that any such policy or policies of blanket insurance shall otherwise comply as to endorsements and coverage with the provisions of this Section 31.

d.             Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto or the Project of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other causes which are, or could or should be insured against under the terms of the standard fire and extended coverage insurance policies referred to in subsection a hereof, regardless of whether such insurance is actually maintained and regardless of the cause or origin of the damage involved. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant severally agree to give to each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

e.             Landlord shall cause its general contractor to maintain builder’s risk and liability insurance on each Phase during the period of construction. All such insurance attributable to the Shell Improvements shall be paid by Landlord, and the portion thereof reasonably allocated to the Tenant Improvements shall be part of the Construction Budget. To the extent obtainable pursuant to accepted insurance industry standards, Tenant shall be an additional insured thereon. Landlord shall provide Tenant with certificates of insurance evidencing such status.

32.           RECORDING.  This Lease or any memorandum (other than Exhibit F) shall not be recorded without Landlord’s and Tenant’s prior written consent.

33.           TAX ON RENT.  If federal, state or local law now or hereafter imposes any sales, use or other tax, assessment, levy or other charge (other than any income, inheritance or estate tax) directly or indirectly upon: (i) Landlord with respect to this Lease; (ii) Tenant’s use or occupancy of the Premises; (iii) any Base Rent or Additional Rent payable under this Lease; or (iv) this transaction but only if any tax is due at execution of this Lease, then Tenant will pay the amount thereof as Additional Rent to Landlord with the payment of such Base Rent or Additional Rent to which such amount relates and otherwise upon demand. Tenant acknowledges that ‘the applicable sales tax as of the date hereof is six and one-half (6.5%)percent.

34.           ESTOPPEL CERTIFICATES.  Tenant will from time to time, within fifteen (15) days after being requested to do so by Landlord, execute, acknowledge and deliver to Landlord (or, at Landlord’s request, to any existing or prospective purchaser, transferee, assignee or mortgagee of any or all of the Premises, the Project, any interest therein or any of Landlord’s rights under this Lease) an instrument in recordable form, certifying: (i) that this Lease is unmodified and in full force and effect (or, if there has been any modifications thereof, that it is in full force and effect as so modified, stating therein the nature of such modifications); (ii) as to the dates to which the Base Rent and any Additional Rent and any other charges arising hereunder have been paid; (iii) as to the amount of any prepaid Rent or any credit due to Tenant hereunder; (iv) that Tenant has accepted possession of the Premises, and the date on which the Term of this Lease commenced; (v) as to whether, to the best of the Tenant’s knowledge, Landlord or Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (vi) as to any other fact or condition reasonably requested by Landlord or such other addressee. Such instrument shall contain an express acknowledgment that the statements contained therein are being relied upon by Landlord and any such other addressee.

Landlord will from time to time, within fifteen (15) days after being requested to do so by Tenant, execute, acknowledge and deliver to Tenant (or, at Tenant’s request, to a third party prospective or permitted assignee or sublessee) an instrument certifying (i) that this Lease is unmodified and in full force and effect (or, if there has been any modifications thereof, that it is in full force and effect as so modified, stating therein the nature of such modifications); (ii) as to the dates to which the Base Rent and any Additional Rent and any other charges arising hereunder have been paid; (iii) as to the amount of any prepaid Rent or any credit due to Tenant hereunder; (iv) as to whether, to the best of the Landlord’s knowledge, Landlord or Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (v) as to any other fact or condition reasonably requested by Tenant or such other addressee. Such instrument shall contain an express acknowledgment that the statements contained therein are being relied upon by Tenant and any such other addressee.

35.           ACCESS.  Tenant and its employees shall have access to the Project twenty-four (24) hours a day, seven (7) days a week, subject to emergency events and Force Majeure.

36.           BROKERAGE COMMISSION.  Landlord will pay all leasing commissions due Capital Realty Services, Inc. in connection with this Lease. Except as aforesaid, each party hereto hereby represents and warrants to the other that, in connection with the leasing of the Premises hereunder, they have not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due or payable on account thereof. Each party hereto shall defend, indemnify and hold harmless the other from and against any liabilities, claims, expenses and costs (including reasonable attorneys’ fees) arising out of any inaccuracy in such party’s representation. Tenant acknowledges that Capital Realty Services, Inc. represents solely the Landlord with respect to this Lease.

37.           SUCCESSORS.  The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto, and their respective successors in interest and legal representatives.

38.           CONSTRUCTION OF LEASE AGREEMENT.  The titles, captions and item numbers in this Lease are inserted for convenient reference only and do not define or limit the scope or intent and should not be used in the interpretation of any item, Section, subsection or provision of this Lease. Whenever the context requires or permits, the singular shall include the plural, and plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable. This Lease was the product of negotiations between representatives for Landlord and representatives for Tenant and the language of this Lease should not be more strictly construed against either party hereto. If any term or provision of this Lease is susceptible to more than one interpretation, one or more of which render it valid and enforceable, and one or more of which would render it invalid or unenforceable, such term or provision shall be construed in a manner that would render it valid and enforceable.

39.           RADON GAS.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

40.           SECURITY DEPOSIT.  As security for Tenant’s obligations under this Lease as to Phase 1, within forty-five (45) days after the date of this Lease, Tenant shall deliver to Landlord, an irrevocable, unconditional, and transferable Letter of Credit in the amount equal to Four Hundred Fifty Thousand and No/100 ($450,000.00) Dollars. Upon Substantial Completion and Tenant’s occupancy of Phase 1, the Letter of Credit shall be reduced to Thirty Thousand and No/100 ($30,000.00) Dollars. In addition, as security for Phase 2, Tenant shall, thirty (30) days prior to the commencement of construction of Phase 2 (but in any event no later than three (3) business days prior to the closing of Landlord’s construction loan for Phase 2), deliver to Landlord an irrevocable, unconditional, and transferable Letter of Credit in the amount equal to Four Hundred Fifty Thousand and No/100 ($450,000.00) Dollars. Upon “ Substantial Completion and Tenant’s occupancy of Phase 2, the Letter of Credit for Phase 2 shall be reduced to Thirty Thousand and No/100 ($30,000.00) Dollars.

41.           SATELLITE DISH.  Subject to compliance with all applicable Legal Requirements, Tenant shall have the exclusive right to place, from time to time, satellite dishes, antennae and other communication or transmission devices (such devices being referred to as the “Satellite Dishes”) on the roof of each of the Buildings. Additionally, Tenant shall have the right to install such wire, conduits, cables and other materials as necessary to connect the Satellite Dishes to Tenant’s allied machinery and equipment in the Premises (the Satellite Dishes and any such connecting material being collectively referred to as the “Satellite Dish Facilities”). However, prior to the installation of any Satellite Dish Facilities, Tenant, at its expense, shall be required to provide Landlord with a certification by a registered professional structural engineer that the structural system of the roof is adequate to support the superimposed loads produced by any Satellite Dishes at the location on the roof of such Satellite Dishes and Tenant, at its expense, shall be required to provide Landlord with satisfactory assurance that the existing construction materials of the roof (such as the roof membrane) shall be protected from the Satellite Dishes. At the expiration or earlier termination of the Lease, Tenant, at its expense, may remove the Satellite Dish Facilities belonging to Tenant, but Tenant shall remove any Satellite Dish Facilities belonging to an unaffiliated third party. Any work required to restore the roof of any other part of the

Buildings from any damage occasioned by the installation, maintenance or removal of the Satellite Dish Facilities shall be borne by Tenant, and Tenant shall indemnify and hold harmless Landlord from any costs, expenses, liabilities and the like, including reasonable attorneys’ fees, occasioned by any damage to property and injury or death to persons caused by such installation, maintenance or removal, except to the extent caused by the negligence, willful misconduct or breach of this Lease of Landlord.

Tenant shall be responsible for the installation of all Satellite Dish Facilities (including the attachment thereto to the roof) and for all costs and expenses arising from and relating to the Satellite Dish Facilities and the installation, operation, maintenance and repair thereof, and, if Tenant elects to remove the Satellite Dish Facilities, or for those Satellite Dish Facilities for which removal is required, for the removal thereof.

The installation, maintenance and removal of the Satellite Dish Facilities shall be performed by contractors and workers first approved by Landlord, which approval will not be unreasonably withheld or delayed. However, Landlord reserves the right to require Tenant, at Tenant’s expense, to use Landlord’s roofing contractor in connection therewith if, in Landlord’s reasonable judgment, the Landlord’s roof warranty may be affected by any such work.

Landlord agrees that Tenant and engineering and maintenance personnel reasonably approved by Landlord shall have access to the Satellite Dish Facilities in order to install, operate, maintain, inspect and remove, as required, the Satellite Dish Facilities. Landlord shall not unreasonably interfere with or impair the use, operation, maintenance or repair of the Satellite Dish Facilities.

Tenant may sublease to unaffiliated third parties rooftop rights for the installation of Satellite Dish Facilities, without Landlord’s consent, but Tenant shall give Landlord written notice of the existence of any such subleases from time to time upon Landlord’s request. All revenues derived from such third party subleases shall belong to Tenant.

The Satellite Dish Facilities shall not be considered a part of the Premises for the purpose of determining Tenant’s rental obligations under the Lease and no Rent therefor shall be charged during the Term (including any renewal period specifically provided under this Lease). However, Tenant’s use of the Satellite Dish Facilities is otherwise subject to all of the terms and conditions of this Lease with respect to Tenant’s use and occupancy of the Premises, including, without limitation, Sections 9, 22 and 31.

42.           COMMUNICATION SYSTEMS.  Except as may be installed by Landlord as part of the approved Construction Documents for the Tenant Improvements, Tenant will have the right to install its telephone, communications, data and related equipment including wiring and cables in the Building’s core and/or chase facilities at Tenant’s sole expense (subject to the Tenant Allowance) and subject to compliance with all applicable Legal Requirements.

43.           INTENTIONALLY OMITTED.

44.           MISCELLANEOUS.

a.             Anything in this Lease to the contrary notwithstanding, under no circumstances shall Landlord have any lien or possessory interest in Tenant’s business papers and records, including the media on which those records and data are stored.

b.             Landlord and Tenant acknowledge their duty to exercise their rights and remedies, and perform their obligations reasonably and in good faith.

c.             Wherever in this Lease, the consent or approval of either the Landlord or the Tenant is required, such consent or approval shall not be unreasonably withheld or delayed, unless the Lease expressly provides that such consent shall be in such party’s sole discretion. Whenever the provisions of this Lease allow the Landlord or the Tenant to perform or not perform some act at their option or in their judgment, the decision of the Landlord and Tenant to perform or not perform such act must be reasonable. However, if any such items would affect the structure, base building systems, or exterior of a Building, then Landlord’s consent shall be in its sole discretion.

d.             Time is of the essence of this Lease.

45.           CONFIDENTIALITY.  The parties agree that the terms of this Lease are confidential information and shall not be disclosed to third parties (other than Landlord’s prospective purchasers or lenders, partners, employees, officers, directors, shareholders, leasing and management personnel, attorneys, accountants, and any other consultants, and any other person or entity to whom a landlord would normally disclose lease provisions) and other than Tenant’s prospective purchasers or lenders, partners, employees, officers, directors, shareholders, management personnel, attorneys, accountants, and any other consultants, and any other person or entity to whom a tenant would normally disclose lease provisions, and other than Tenant’s prospective subtenants or assignees) except pursuant to subpoena, court order, governmental subpoena or except as otherwise required by law or as part of a public stock offering by Tenant. In addition, Tenant may make press releases concerning this Lease.

46.           EXHIBITS AND RIDERS.  The Exhibits and Rider(s), if any, attached to this Lease are made a part hereof and incorporated herein by this reference.

47.           GOVERNING LAW.  This Lease shall be construed in accordance with and governed by the laws of the State of Florida.

48.           ENVIRONMENTAL PROVISIONS.

a.             Tenant shall not knowingly permit to remain in, incorporate into, use or otherwise place or dispose of at the Premises or in the Project any toxic or hazardous materials unless (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with accepted industry standards for safety, storage, use and disposal, (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies) and (iv) such materials are handled and disposed of in accordance with all applicable Legal Requirements. If Tenant ever has knowledge of the presence in the Premises or the Project of toxic or hazardous materials, Tenant shall notify Landlord thereof in writing promptly after obtaining such knowledge. For purposes of this Lease, hazardous or toxic materials shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic materials to be classified as hazardous or toxic as then prescribed by the prevalent industry practice and standards or as set from time to time by EPA or OSHA or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable Legal Requirements.

b.             If Tenant or its employees, agents or contractors shall ever violate the provisions of subsection (a), above, or if Tenant’s acts, negligence, breach of this provision or business operations directly and materially expand the scope of any contamination from toxic or hazardous materials, then Tenant, at its sole cost and expense, shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable Legal Requirements and repair any damage to the Premises or Project within such period of time as may be reasonable under the circumstances after written notice by Landlord, provided that such work shall commence not later than thirty (30) days from such notice and be diligently and continuously carried to completion by Tenant or Tenant’s designated contractors. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal of toxic or hazardous materials under this provision; and shall obtain Landlord’s written approval, not to be unreasonably withheld or delayed. Tenant shall indemnify and hold harmless Landlord against any costs, fines, damages, expenses, and other liabilities (including, but not limited to, reasonable attorneys’ fees and costs) arising therefrom.

c.             To the extent the presence of hazardous or toxic materials at the Project is caused by Landlord’s negligence, willful misconduct or breach of this Lease, then Landlord will be responsible for the clean-up, removal and disposal costs thereof, all in accordance with applicable Legal Requirements and accepted industry standards, and Landlord shall indemnify and hold harmless Tenant against any costs, fines, damages, expenses, and other liabilities (including, but not limited to, reasonable attorneys’ fees and costs) arising therefrom.

d.             Landlord shall cause any environmental audits obtained by Landlord for its construction loan(s) for the Project also to be addressed and/or certified to Tenant.

49.           NO PARTNERSHIP.  Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

50.           RIGHT OF FIRST OFFER.

a.             As of the date hereof, Landlord hereby grants to Tenant a continuing right of first offer to purchase the Project, exercisable by Tenant as follows: Landlord shall notify Tenant in writing that it intends to place the Project on the market for sale to an unaffiliated third party. By written notice delivered to Landlord within ten (10) business days after receipt of notice of such intent, Tenant may elect to pursue negotiations for the purchase of the Project. If Tenant fails to so notify Landlord within such ten (10) business day period, then the right of first offer shall be deemed to be waived by Tenant and of no further force or effect for a period of one (1) year from the date that Landlord notified Tenant of Landlord’s intent to sell the Project. If Landlord sells the Project to an unaffiliated third party during such one (1) year period, then the right of first offer shall be void and of no further force or effect and shall not be applicable to Landlord’s successor. If Landlord does not sell the Project within such one (1) year period, then the right of first offer shall be deemed to be applicable the next time that Landlord intends to place the Project on the market for sale to an unaffiliated third party after the expiration of such one (1) year period.

b.             If Tenant elects to pursue negotiations, then Tenant and Landlord shall, within twenty (20) days after Tenant’s notice to Landlord, enter into good faith negotiations for the purchase of the Project by Tenant. If, despite such good faith negotiations, the parties are unable to execute an agreement for the sale and purchase of the Project within thirty (30) days after the date that such negotiations commence, for any reason whatsoever, then Landlord shall have the right to sell the Project to any entity at any price within ten (10%) percent of the price for which that Landlord offered to sell the Project to Tenant. In addition, Tenant shall execute, within ten (10) days after the expiration of the thirty (30) day negotiation period, an instrument in recordable form in order to evidence that Tenant and Landlord were unable to reach an agreement. Notwithstanding anything contained herein to the contrary, Tenant shall not be permitted to exercise the right of first offer while in default of this Lease, subject to any applicable default notice and grace or cure periods.

c.             Notwithstanding the foregoing, the right of first offer shall not be applicable to any transfers by Landlord to (x) a lender as part of a financing by Landlord or (y) any corporation or other legal entity that is an affiliate, subsidiary, parent or successor of Landlord, or to a corporation or other legal entity into or with which Landlord may be merged or consolidated or to any entity as part of an intra-family transfer for estate planning purposes or otherwise, and/or (ii) transfer of Landlord’s interest pursuant to a foreclosure or deed in lieu thereof; provided, further, that Landlord may not effect such a transfer if the purpose of the transfer is to transfer the Project to an unrelated third party and to circumvent Tenant’s right of first offer set forth herein.

d.             The right of first offer shall be exercisable only by the Original Tenant, any affiliated successor to the Original Tenant or by the first (1st) unaffiliated successor to the Original Tenant. Upon any further assignment or other transfer of this Lease by the Original Tenant, any affiliated successor or the first (1st) unaffiliated successor between the date of this Lease and the closing date of the sale of the Project to Tenant (except for a transfer not requiring Landlord’s consent), the right of first offer shall, at Landlord’s option, be deemed void and of no force or effect.

51.           FINANCING.  Notwithstanding anything to the contrary contained in this Lease, this Lease, and the obligations of the parties hereunder, are expressly made subject to the satisfaction, within the time period set forth below, of the following condition precedent:

Landlord shall have satisfied itself as to its ability to obtain financing for a construction loan in connection with the construction of Phase 1 within thirty (30) days after the date of execution and delivery of this Lease by Landlord and Tenant.

The parties shall reasonably cooperate with each other in good faith in order to meet any reasonable requests of the proposed construction lender in its analysis of this Lease and the Project (but not to include an obligation on Tenant’s part to modify this Lease and so long as the requests have no adverse impact on Tenant’s business operations). If Landlord obtains a loan commitment, Landlord will provide a copy thereof to Tenant (but with items relating to the financial commitments or status of Landlord or its affiliated entities or family members redacted). If the condition precedent set forth above has not been duly and timely satisfied as provided above, despite the parties’ good faith efforts, then Landlord may terminate this Lease by written notice to Tenant within ten (10) days after the expiration of such thirty (30) day period, whereupon Landlord shall return the Prepaid Rent and Security Deposit to Tenant, plus Landlord shall reimburse Tenant for the actual, reasonable out-of-pocket costs incurred by Tenant in connection with this Lease (but not to exceed One Hundred Fifty Thousand and No/100 ($150,000.00) Dollars), and thereupon both parties shall be relieved of all further obligations under this Lease.

52.           PUBLIC GRANT FUNDS.  Tenant has advised Landlord that Tenant (at its sole cost and expense) intends to apply for certain public assistance funds and/or entitlements in connection with Tenant’s business to be conducted at the Project, such as, for example, State of Florida job creation grants. To the extent any such funds and/or entitlements are obtained, then Tenant will be entitled to the full benefit of any such funds and/or entitlements, and any savings to be achieved as a result of such funds and/or entitlements shall inure to the full benefit of Tenant. For example purposes only, if any such entitlements provide for the waiver by a governmental authority of a quantifiable amount regarding any construction-related fees or costs that would otherwise have been incurred by Landlord in the construction of the Project had Tenant not obtained the applicable entitlement, then Tenant shall be entitled to a credit against Tenant’s Costs (as hereinafter defined) in the amount that Landlord would otherwise have incurred.

53.           WAIVER OF JURY TRIAL.  THE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR PROJECT.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed, effective as provided in Section 28.

WITNESSES:		LANDLORD:

/s/ Lidia Gonzalez		/s/ Frank W. Guilford
Print Name:	Lidia Gonzalez	Frank W. Guilford, Jr., Individually and
as Trustee

		Dated:	8/21/98

/s/ Diane C. Lopez
Print Name:	Diane C. Lopez

TENANT:

INTERVAL INTERNATIONAL, INC., a Florida
corporation

/s/ Victoria J. Kincke		By:	/s/ Paul W. Rishell
Print Name:	Victoria J. Kincke	Name:	Paul W. Rishell
		Title:	Chief Operating Officer

/s/ Maureen Uriarte		Dated:	August 20, 1998
Print Name:	Maureen Uriarte

EXHIBIT A

S.W. 101ST AVENUE
SITE PLAN
PHASE 2
447.63'
N 01 42'57" W
195.01'
N 01 42'57" W
382.55'
N 01 42'57" W
PHASE 2
PROPOSED 2 STORY
PHASE 1
PROPOSED 2 STORY
S.W. 88TH STREET
(NORTH KENDALL DRIVE)
S 87 33'29" W
136.01'
S 01 45'02" E
150.01'
S 87 33'29" W
654.77'
N 87 35'07" E
452.33'
S 01 45'02" E
S.W. 99TH COURT

Page 1 of 6

A 2

PROFESSIONAL OFFICE COMPLEX

KENDALL 100

NORTH KENDALL DRIVE S.W. 99TH COURT
MIAMI FLORIDA

S.W. 101ST AVENUE
SITE PLAN
447.53'
N 01 42'57" W
195.01'
N 01 42'57" W
392.55'
N 01 42'57" W
S.W. 88TH STREET
(NORTH KENDALL DRIVE)
348.90'
S 87 33'29" W
136.01'
S 01 46'02" E
BUILDING A
664.17'
N 87 35'01" E
452.33'
S 01 45'02" E
S.W. 99TH COURT
S 87 33'29" W

Page 2 of 6

A 2

PROFESSIONAL OFFICE COMPLEX

KENDALL 100

NORTH KENDALL DRIVE S.W. 99TH COURT
MIAMI FLORIDA

GROUND FLOOR
BUILDING A

Page 3 of 6

PROFESSIONAL OFFICE COMPLEX

KENDALL 100

NORTH KENDALL DRIVE S.W. [illegible] COURT
MIAMI FLORIDA

A.3

SECOND FLOOR
BUILDING A
J
I
H
G
F
E
D
C
B
A
3
2
1

Page 4 of 6

PROFESSIONAL OFFICE COMPLEX

KENDALL 100

NORTH KENDALL DRIVE S.W. [illegible] COURT
MIAMI FLORIDA

A.4

ENLARGED SOUTH ELEVATION

3/8"
BUILDING "A"

ENLARGED WEST ELEVATION

3/8"
BUILDING "A"

Page 5 of 6

PROFESSIONAL OFFICE COMPLEX

KENDALL 100

NORTH KENDALL DRIVE S.W. 98TH COURT
MIAMI FLORIDA

A.9

Page 6 of 6

DECORATIVE STONE MEDALLION
ALUMINUM WINDOW SYSTEM
DECORATIVE ALUMINUM RAILINGS

SOUTH ELEVATION
3/32"
BUILDING "A"

DECORATIVE STONE MEDALLION
DECORATIVE BAND
LIGHT FIXTURE TYP.

NORTH ELEVATION
3/32"
BUILDING "A"

TOP OF ROOF
SECOND FLOOR

EAST ELEVATION
3/32"
BUILDING "A"

TOP OF ROOF
SECOND FLOOR

WEST ELEVATION
3/32"
BUILDING "A"

PROFESSIONAL OFFICE COMPLEX

KENDALL 100

NORTH KENDALL DRIVE S.W. 96TH COURT
MIAMI FLORIDA

A.8

EXHIBIT B

BOUNDARY SURVEY
TRACT 'K'
VACANT
S.W. 101st AVENUE
S.W. 99th COURT
S.W. 88th STREET
(NORTH KENDALL DRIVE)
LEGAL DESCRIPTION
LOCATION SKETCH
ABBREVIATIONS AND LEGEND
NOTES:

EXHIBIT C

LANDLORD CONSTRUCTS - TENANT ALLOWANCE WORKLETTER:

THIS WORKLETTER (the “Workletter”), dated as of the            day of                                   , 1998, is attached to and made part of that certain Lease by and between FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE (the “Landlord”), and INTERVAL INTERNATIONAL, INC., a Florida corporation (the “Tenant”). The terms, definitions, and other provisions of the Lease are hereby incorporated into this Workletter by reference as if set forth in full. In connection with the execution of the Lease, Landlord and Tenant hereby agree as follows:

1.              General. The purpose of this Workletter is to set forth how the interior improvements in the Premises (the “Tenant Improvements”) are to be designed, engineered and constructed, who will do the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and certain other matters relating to the construction of the Tenant Improvements as provided herein.

2.              Delivery of Premises to Tenant and Condition of Premises. Landlord, at its sole cost and expense, shall cause Substantial Completion of the Shell Improvements for the Project pursuant to Exhibit D to the Lease. The Shell Improvements shall be installed in a good and workmanlike manner, meeting or exceeding all applicable codes and regulations. Landlord shall also cause Substantial Completion of the Tenant Improvements (as defined in Section 1.x of the Lease), at Tenant’s expense but in all events subject to the Tenant Allowance.

3.              Space Planning/Construction Documents.

(a)            Prior to the date hereof, the parties have approved those certain preliminary space plans for the Premises prepared by Sackman(2), Inc. (Landlord’s architectural and engineering firm the “Architect”)), under Job No. 98–12 last dated  August 3, 1998.  Within ten (10) business days after the date of this Lease, Landlord, at its expense (subject to the Tenant Allowance), shall have prepared by the Architect, final and complete space plans for the Tenant Improvements (the “Space Plans”), based on such preliminary space plans, and shall submit the Space Plans to Tenant for its approval, which approval shall not be unreasonably withheld or delayed. Within seven (7) business days after receipt of the Space Plans, Tenant shall either approve the Space Plans as submitted or provide Landlord with requests for reasonable modifications thereto. If Tenant fails to respond within such seven (7) business day period, then Tenant’s approval will be deemed to be granted. If Tenant timely submits such modifications to the Space Plans, Landlord shall, within seven (7) business days, cause the Architect to modify the Space Plans accordingly, and submit revised Space Plans. If Tenant so submits a request for modified Space Plans, then the time from such submission until the Space Plans are finally acknowledged and approved shall be deemed to be a Tenant Delay, as hereinafter defined; provided, however, that Tenant shall not be responsible for any delays actually caused by the Architect (including, without limitation, the Architect’s failure to incorporate properly Tenant’s requests into the Space Plans). Notwithstanding the foregoing, Tenant shall be permitted to submit modifications to the Space Plans one (1) time without such submission being deemed to be a Tenant Delay (except if additional modifications are necessary due to delays actually caused by the Architect as described above). During the Space Plans approval process, Landlord shall prepare (to the extent feasible based on then-available information), and the parties shall work together in good faith to develop, preliminary nonbinding estimates of the costs and milestone schedules for the construction of the Tenant Improvements.

(b)            Within thirty (30) days after the Space Plans are finally acknowledged and approved, Landlord, at its expense (subject to the Tenant Allowance), shall have prepared final and complete architectural and engineering construction documents, including any applicable mechanical, electrical, plumbing and life safety drawings, engineering drawings and working drawings, and all architectural plans and finishes (collectively, the “Construction Documents”), suitable to obtain a building permit from Miami-Dade County, Florida and to otherwise permit the construction of the Tenant Improvements in coordination with the Shell Improvements. The Construction Documents shall be based on the Space Plans. The Construction Documents shall be submitted to Tenant for its approval, which approval shall not be unreasonably withheld or delayed. Within ten (10) business days after receipt of the Construction Documents, Tenant shall either approve the Construction Documents as submitted or provide Landlord with requests for reasonable modifications thereto. If Tenant fails to respond within such ten (10) business day period, then Tenant’s approval will be deemed to be granted. If Tenant timely submits such modifications to the Construction Documents, Landlord shall, within ten (10) business days, cause the Architect to modify the Construction Documents accordingly, and submit revised Construction Documents. If Tenant so submits a request for modified Construction Documents, then the time from such submission until the Construction Documents are finally acknowledged and approved shall be deemed to be a Tenant Delay, as hereinafter defined; provided, however, that Tenant shall not be responsible for any delays actually caused by the Architect (including, without limitation, the Architect’s failure to incorporate properly Tenant’s requests into the Construction Documents). Notwithstanding the foregoing, Tenant shall be permitted to submit modifications to the Construction Documents two (2) times without such submission being deemed to be a Tenant Delay (except if additional modifications are necessary due to delays actually caused by the Architect as described above).  During the Construction

1

Documents approval process, the parties shall work together in good faith to continue to develop the anticipated costs and milestone schedules for the construction of the Tenant Improvements.

(c)            Landlord shall submit approximately fifty (50%) percent completed Construction Documents, including finishes, prior to completion of Construction Documents, and Tenant shall reasonably cooperate with Landlord in the preliminary review thereof.

(d)            Subject to the Tenant Allowance, all reasonable fees and costs incurred in the preparation of the Construction Documents, and any changes thereto, shall be the responsibility of Tenant, except that Tenant shall not be responsible for additional architectural and engineering fees and costs to the extent incurred due to the negligence of the Landlord, the Architect or any other party engaged by the Landlord. In no event shall the total amount of the architectural and engineering fees and costs charged against the Tenant Allowance exceed Two and No/100 ($2.00) Dollars per Rentable Square Foot, unless due to substantial revisions (either as to the number and/or the scope of such revisions) requested by Tenant.

(e)            Throughout the Space Plans and Construction Documents process, Tenant shall use its best efforts to cooperate with Landlord and the Architect in responding to questions or requests for submissions regarding Tenant’s design and program requirements for the Tenant Improvements. Unless the response reasonably requires a longer time (and Tenant so advises Landlord within three (3) business days), Tenant shall be required to respond to questions or requests for submissions within three (3) business days after each such request.

4.              Construction Budget.

(a)            The Landlord’s general contractor for the Tenant Improvements (the “Contractor”) is subject to Tenant’s prior written approval, not to be unreasonably withheld or delayed. If the Contractor is the same general contractor retained or to be retained by Landlord for the Shell Improvements pursuant to Exhibit D, then Tenant’s approval will be deemed to be granted. Tenant may disapprove the Contractor only if Tenant reasonably believes that the Contractor is: (i) not licensed as required by any governmental agency; (ii) not qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work; and/or (iv) not adequately insured. Prior to signature of Landlord’s construction contract with the Contractor, Landlord shall provide Tenant with a copy thereof. Although Tenant’s approval thereof is not required, Tenant may (but is not obligated to) offer suggestions to Landlord regarding such contract.

(b)           Within ten (10) business days following receipt of the final approved Construction Documents, Landlord shall have the Contractor submit the major subcontract portions (i.e., the structural, mechanical, electrical, HVAC, plumbing and life safety systems) of the final approved Construction Documents for competitive bid to three (3) subcontractors in each such discipline, which subcontractors shall be mutually approved by Landlord, Tenant’s Representative and the Contractor; provided, however, that Tenant may disapprove of a proposed bidder only if Tenant reasonably believes that the proposed bidder is: (i) not licensed as required by any governmental agency; (ii) not qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work; and/or (iv) not adequately insured. Landlord and the Contractor shall administer the bid process with the participation of Tenant’s Representative. The subcontractors shall be required to submit their bids within ten (10) business days after submission of the final Construction Documents to the subcontractors. Within two (2) business days after the opening of the bids, the Landlord, Tenant’s Representative and the Contractor shall meet to open and analyze the bids.

(c)            Within five (5) business days after such meeting, the Contractor shall prepare an estimated budget (the “Construction Budget”) of the cost of the Tenant Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. (The cost of the Tenant Improvements, as set forth in the Construction Budget, shall not include the cost of utilities, air conditioning, and other services provided during construction, nor shall Landlord charge a construction coordination fee. The Construction Budget shall be used as a basis for calculating Tenant’s Costs, as hereinafter defined, if any.

(d)           Within five (5) business days after receipt of the Construction Budget, Tenant shall either approve the Construction Budget as submitted or provide Landlord with requests for reasonable modifications to the Construction Documents in order to achieve a reduction in the Construction Budget. If Tenant fails to respond within such five (5) business day period, then Tenant’s approval will be deemed to be granted. If Tenant timely submits such modifications to the Construction Documents, Landlord shall, within ten (10) business days, cause the Architect to modify the Construction Documents accordingly, and shall cause the Contractor to submit a revised Construction Budget. If Tenant so submits a request for modified Construction Documents and Construction Budget, then the time from such submission until a Construction Budget is finally acknowledged and approved shall be deemed to be a Tenant Delay, as hereinafter defined; provided, however, that Tenant shall not be responsible for any delays actually caused by the Architect or the Contractor (including, without limitation, the Architect’s failure to incorporate properly Tenant’s requests into the Construction Documents). Notwithstanding the foregoing, Tenant shall be permitted to submit a request for modifications to the Construction Documents one (1) time without such submission being deemed to be a Tenant Delay (except if additional! modifications are

2

necessary due to delays actually caused by the Architect or Contractor as described above). Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders.

(e)          As part of the Construction Budget process, based on the then-developed anticipated milestone schedules for the construction of the Tenant Improvements, the Contractor and the Landlord shall establish a critical path schedule in order to reflect the time frames regarding construction of the Tenant Improvements. The schedule will be updated as necessary throughout the construction of the Tenant Improvements. Tenant will be provided with a copy of the schedule and the updates thereto.

5.            Construction. Landlord shall cause the Contractor to construct, as soon as reasonably possible, consistent with industry custom and practice and the construction schedule (as such schedule is modified from time to time), the Tenant Improvements indicated on the Construction Documents. Landlord shall enter into the construction contract for the construction of the Tenant Improvements directly with Contractor, based on a stipulated sum contract. Landlord or Tenant shall have the right to require a payment and performance bond from the Contractor, the cost of which is payable out of the Tenant Allowance if Tenant requests the bond. All construction services shall be performed by the Contractor or its subcontractors, material suppliers and laborers, and Landlord shall not self-perform any of the Tenant Improvements.

6.             Allowance.

(a)           Landlord will provide Tenant an allowance (the “Tenant Allowance”) equal to Fifteen and No/100 ($15.00) Dollars per square foot of Rentable Area in each Phase of the Premises, which equals a, total amount of Four Hundred Eighty-Five Thousand Two Hundred Thirty-Five and No/100 ($485,235.00) Dollars for Phase 1, and Four Hundred Fourteen Thousand Nine Hundred Ninety and No/100 ($414,990.00) Dollars for Phase 2 (subject to adjustment as provided in Section 1 of the Lease). To the extent that the total cost of the construction of the Tenant Improvements to the Premises exceeds the Tenant Improvement Allowance based on the Construction Budget, Tenant shall pay the full amount of such excess (“Tenant’s Costs”) as follows:

(i)            Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to twenty-five (25%) percent of the Tenant’s Costs, as such amount is then determined by reference to the Construction Budget. Such twenty-five (25%) percent shall be maintained in an interest-bearing escrow account non-commingled with the Landlord’s other funds until such time as Tenant has paid to Landlord the remaining seventy-five (75%) percent of the Tenant’s Costs, at which time Landlord; will utilize such twenty-five (25%) percent (plus accrued interest) for the monthly payments of Tenant’s Costs, as described below.

(ii)           The remaining seventy-five (75%) percent of Tenant’s Costs shall be paid by Tenant to Landlord in monthly installments, based upon requests for payment submitted by Landlord not more than monthly. Each request for payment shall be accompanied by a copy of the documentation submitted or to be submitted by Landlord to its construction lender as an application for draws under Landlord’s construction loan (including, without limitation, a certification by the Architect that all work up to the date of the request for payment has been substantially completed, along with any partial releases of lien and/or contractor affidavits based on partial payment). Tenant shall pay to Landlord, within ten (10) days after submission of such items, an amount equal to Tenant’s pro-rata share of the cost of the Tenant Improvements. In the event Tenant disputes any payment required to be made, the approval of a draw request by Landlord’s construction lender shall be evidence that the payment is properly due from Tenant; provided, however, that if Tenant has a bona fide, good faith dispute as to whether a payment is properly due, Tenant may elect to pay such amount “under protest,” so that Tenant may reserve its rights with respect to such payments.

(iii)          After Substantial Completion of each Phase, Landlord shall submit to Tenant a final accounting of Tenant’s Costs together with reasonable supporting documentation (including, without limitation, invoices from those to whom remaining amounts are due, to the extent available). Within thirty (30) days thereafter, Tenant shall pay Landlord the then remaining balance of Tenant’s Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

Tenant’s Costs represent a reimbursement of monies expended by Landlord on Tenant’s behalf. Payment when due shall be a condition to Landlord’s continued performance under this Workletter. Any delay in construction of the Tenant Improvements or in Tenant taking occupancy of the Premises resulting from Tenant’s failure to make any Tenant’s Costs payments when due shall be Tenant’s responsibility. Tenant’s failure to pay any portion of Tenant’s Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

(b)          The Tenant Allowance shall be used for the cost of the construction of the Tenant Improvements (including, without limitation, reasonable architectural and engineering fees (subject to the

3

limitation in Section 3(d), above) and permitting fees to the extent applicable to the Tenant Improvements only). Tenant shall receive a credit against the Base Rent to become due under the Lease for any unused portion of the Tenant Allowance, but in no event shall such credit exceed $50,000.00.

(c)           In addition to the Tenant Allowance, Landlord will make available to Tenant an additional allowance of up to One Hundred Fifty Thousand and No/100 ($150,000.00) Dollars for each of Phase 1 and Phase 2 to be used to fund the increased capacity of the HVAC system over the HVAC system being provided as part of the Shell Improvements, as described in Exhibit D (the “Additional Allowance”). Tenant shall repay the Additional Allowance (plus simple interest at the rate of nine (9%) percent per annum), plus sales tax, to Landlord as follows: Commencing on the Commencement Date of each Phase and continuing on the first day of each month thereafter throughout the fifteen (15) year Term of each Phase, Tenant shall pay to Landlord (along with Tenant’s regular monthly payments of Base Rent, with the same provisions for late charges and defaults as applicable to Base Rent payments) an amount sufficient to fully amortize the Additional Allowance (plus interest as set forth above), over such period, plus sales tax. Any default by Tenant with respect to the Additional Allowance shall also be deemed to be a default under the Lease. Any costs for such increased HVAC capacity as described in Exhibit D in excess of the Additional Allowance shall be paid to Landlord as part of Tenant’s Costs.

7.             Miscellaneous.

(a)           The Construction Documents shall show all Tenant Improvements and shall be designed in compliance with all applicable Legal Requirements and American Institute of Architects accepted industry practices and standards and shall be constructed in compliance with all applicable Legal Requirements and substantially in accordance with the Construction Documents. Landlord shall be responsible for obtaining any necessary building permits for the Tenant Improvements (payable out of the Tenant Allowance) and certifications necessary for the occupancy of the Premises (except to the extent a requirement for the certificate of occupancy is due to Tenant’s specific business operations to be conducted at the Premises). Tenant’s approval of the Space Plans and the Construction Documents shall not relieve Landlord, and Tenant’s approvals shall not constitute a waiver, of Landlord’s obligation to construct the Tenant Improvements in compliance with all applicable Legal Requirements and substantially in accordance with the Construction Documents, and such approval shall not preclude Tenant from asserting any claims relating thereto, whether known or unknown, unless otherwise expressly waived in writing by Tenant.

(b)           To the extent of Tenant’s equipment, fixtures, furniture, furnishings or other materials are stored or installed in the Premises prior to the Commencement Date by Tenant or its agents, Tenant hereby releases Landlord for any and all liability therefor and agrees to indemnify and hold Landlord harmless from and against any and all liability, loss, claim, cause of action, damages, cost or expense arising out of or in connection with loss or damage or destruction of any such equipment, fixtures, furnishings or other materials, unless such loss, damage or destruction is caused by the negligence or willful misconduct of Landlord or its agents, or breach of this Lease by Landlord.

(c)           All costs associated with any installation of Tenant’s telephone equipment in any core or equipment room shall be the responsibility of Tenant (subject to the Tenant Allowance).

8.             Installations by Tenant. Upon Substantial Completion of each Phase, Tenant, at its expense and subject to compliance with applicable Legal Requirements, shall install its furniture, trade fixtures and equipment so that Tenant can occupy the Premises for the use and purposes intended. Tenant may begin to install such items prior to Substantial Completion and Landlord shall cooperate regarding same; provided, however, that no such pre-Substantial Completion installation shall in any way delay or interfere with Landlord’s work pursuant to this Workletter and Tenant shall arrange a meeting to coordinate with Landlord prior to any such pre-Substantial Completion installation. Any such pre-Substantial Completion installation of furniture, fixtures and equipment shall be at Tenant’s sole risk (except as set forth below). If the parties agree that Tenant will undertake to construct or install some portion of the Tenant Improvements or retain its own contractors or subcontractors to perform any other work, Tenant shall only use contractor(s), subcontractor(s), or material supplier(s) first approved by Landlord, not to be unreasonably withheld or delayed (“Tenant’s Contractors”). Tenant shall be responsible for obtaining all necessary permits and approvals at Tenant’s sole expense in connection with the work performed by Tenant’s Contractors. in accordance with Section 22 of the Lease, Tenant shall advise Tenant’s Contractors that no interest of Landlord in the Premises or Project shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Miami-Dade County, Florida. Landlord shall permit Tenant and Tenant’s Contractors to enter the Premises to accomplish any work as agreed; however, Tenant agrees to insure that Tenant’s Contractors do not impede Landlord’s contractor(s) in performance of their respective tasks. Landlord, except for its negligence, willful misconduct or breach of this Lease, shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or Tenant’s Contractors, and Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss or liability, including, but not limited to, reasonable attorneys’ fees and costs, which arise out of, are occasioned by or are in any way attributable to the work being performed by Tenant’s Contractors, except for Landlord’s negligence, willful misconduct or breach of this Lease.

4

9.              Tenant Delays. Tenant shall be responsible for any actual delay (including associated costs) in Substantial Completion resulting from any of the following causes (“Tenant Delays”):

(a)             Tenant’s failure to timely respond to any submissions of the Space Plans and/or the Construction Documents for the Tenant Improvements, unless such failure is due to causes beyond Tenant’s control;

(b)            Tenant’s failure to pay any portion of Tenant’s Costs within ten (10) days after when due (except that if Tenant has a bona fide, good faith dispute as to an item of Tenant’s Costs, Tenant may elect to pay such amount “under protest,” so that Tenant may reserve its rights to seek reimbursement of the disputed amounts);

(c)             Tenant’s specification of special materials or finishes, or special installations, which special items cannot be delivered or completed within Landlord’s construction schedule (subject to Landlord’s obligation to give Tenant prior notice of same at the time of such specification);

(d)            any change in the Space Plans and/or the Construction Documents caused by Tenant once finally approved and accepted by the parties, even though Landlord may approve such change (and Landlord agrees to estimate the delay to be caused by a change order; or

(e)             any other delay in Substantial Completion directly attributable to the negligent or willful acts or omissions of, or breach of this Lease by, Tenant, its employees, agents, or contractors.

If any Tenant Delay results in or contributes to an actual delay in Substantial Completion, then, Substantial Completion (and the Commencement Date) shall be deemed to have occurred as of the date Landlord would have otherwise achieved Substantial Completion, but for Tenant’s Delay. Landlord will specify in writing to Tenant the Tenant Delay(s) which resulted in or contributed to a delay in Substantial Completion. (Tenant is not responsible for delays other than Tenant Delays.) Landlord’s failure to notify Tenant within three (3) business days after the occurrence of a Tenant Delay shall constitute a waiver by Landlord of the applicable Tenant Delay (but, in the event of a continuing Tenant Delay, it is waived only for the period of time preceding three (3) business days before Tenant’s receipt of Landlord’s notice). Tenant’s failure to notify Landlord within five (5) business days after Landlord’s notice of a Tenant Delay shall constitute a waiver by Tenant of the right to dispute the existence of the applicable Tenant Delay (but shall not limit Tenant’s right to dispute the length of the applicable Tenant Delay). If Landlord and Tenant timely provide their respective notices and there is a dispute between Landlord and Tenant as to the existence or length of a particular instance of Tenant Delay, which dispute is not resolved by the parties within ten (10) business days after Tenant’s notice to Landlord of the Tenant’s disagreement with a Tenant Delay notice delivered by Landlord, then, within ten (10) days after the expiration of such ten (10) business day period, Landlord and Tenant shall each select an independent disinterested architect, which architects shall mutually determine (within ten (10) days) whether there exists such Tenant Delay (and, if so, the length thereof). The losing party (as designated by the architects) shall bear the costs of the architects. If the architects cannot agree, then the architects shall mutually select a third independent disinterested architect Such third architect shall then (within ten (10) days) make its determination whether there exists such Tenant Delay (and, if so, the length thereof), whose decision shall be final and binding. The losing party (as designated by the architect) shall pay the fees and costs of such third architect. At a minimum, each of the architects shall be disinterested architects, with substantial experience in the Miami-Dade County commercial real estate office market.

10.            Monitoring of Progress.

(a)            Landlord will update Tenant on an on-going basis in connection with the Project and the schedule, and Tenant will have the right to monitor and inspect the Project as it progresses (including, without limitation, as to the inspection and uncovering of unsatisfactory work). Landlord shall update the Tenant in writing at least monthly as to the projected date(s) for each of the pertinent components of the Project. Landlord shall keep and maintain at all times and make available to Tenant for Tenant’s review all Space Plans and Construction Documents (including current as-built drawings, as and when prepared, but in any event Landlord shall deliver to Tenant three (3) complete copies of same within sixty (60) days following Substantial Completion, and in electronic format if available), specifications, field orders, change orders, shop drawings, catalog cuts and the like, in good order and reasonably marked to record all changes made during construction, as well as any invoices and bills. Tenant, at its sole cost and expense, shall have the right to retain construction consultants to assist Tenant throughout the construction process (including, without limitation, reviewing the Space Plans and Construction Documents and the Construction Budget, and in monitoring and inspecting the Project as it progresses), but any delays actually caused by such consultants shall be deemed to be a Tenant’s Delay, unless the delay is caused by the negligence of the Landlord or its agents, the Architect or the Contractor. The parties acknowledge that Tenant’s Representative is the consultant that will assist Tenant with the foregoing.

(b)            Tenant may inspect and conduct tests to determine whether construction is being performed consistent with the Base Building Shell Plans (as hereinafter defined) and/or the Construction Documents, regardless of whether such inspections or tests are required by the Base Building Shell Plans and/or Construction Documents. Should Tenant’s inspections or tests reveal that the work is not installed

5

substantially in accordance with the Base Building Shell Plans and/or Construction Documents, the cost of uncovering and replacement shall be at Landlord’s expense. If Tenant’s inspections or tests require work to be uncovered and such inspections or tests reveal that the work has been installed substantially in accordance with the Base Building Shell Plans and/or Construction Documents, the costs of uncovering and replacement shall be at Tenant’s expense and any actual delay associated therewith shall be a Tenant Delay. Neither Tenant’s inspections, tests or approvals nor its failure to make any such inspections, tests or approvals shall relieve Landlord of its responsibility to complete the Project in accordance with Exhibit C and Exhibit D, nor constitute a waiver or acceptance of any defects in the work, unless otherwise expressly waived in writing by Tenant.

11.            Representatives.

(a)             Tenant hereby appoints Larry H. Adams, Jr., as President of Associated Consulting International, Inc., as the authorized representative of Tenant for purposes of dealing with Landlord and its agents with respect to all matters involving, directly or indirectly, the construction of the Tenant Improvements and the Project including, without limitation, change orders to the Construction Documents (such person is hereinafter referred to as “Tenant’s Representative”). Tenant hereby warrants and represents to Landlord that Tenant’s Representative has all of the requisite power and authority to deal with the Landlord and its agents in the manner contemplated herein and that Tenant shall be bound by the acts and omissions of Tenant’s Representative. Upon at least two (2) days’ prior written notice to Landlord, Tenant shall have the right to substitute a different individual as Tenant’s Representative hereunder.

Landlord shall send to Tenant’s Representative half-sheet copies of the Space Plans and Construction Documents, with copies of same (and any other items sent to Tenant’s Representative) sent to Carol Chin at Tenant’s address set forth in the Lease. (Full size sets of the Space Plans and Construction Documents and any other materials relating to the construction of the Project will be made available to Tenant at all times at the office of the Architect and/or at the job site.) Tenant’s time frames for review of any deliveries shall commence on the date of receipt by Tenant’s Representative and Carol Chin, except that if a delivery is unintentionally not sent to Carol Chin, then the applicable time frame shall commence on the date of receipt by Tenant’s Representative.

(b)             Landlord hereby appoints James Eagleton, of The Eagleton Kathe Company, as the authorized representative of Landlord for purposes of dealing with Tenant and its agents with respect to all matters involving, directly or indirectly, the Construction of the Tenant Improvements and the Project including, without limitation, change orders to the Construction Documents (such person is hereinafter referred to as “Landlord’s Representative”). Landlord hereby warrants and represents to Tenant that Landlord’s Representative has all of the requisite power and authority to deal with the Tenant and its agents in the manner contemplated herein and that Landlord shall be bound by the acts and omissions of Landlord’s Representative. Upon at least two (2) days’ prior written notice to Tenant, Landlord shall have the right to substitute a different individual as Landlord’s Representative hereunder.

12.            Punchlist. When Substantial Completion of each Phase is nearing, the parties shall schedule a meeting to jointly inspect the Tenant Improvements for such Phase in order to preliminarily identify those unfinished details that will be part of the punchlist. Such meeting does not diminish Tenant’s right to monitor and inspect the Project as it progresses as described above. Upon Substantial Completion of the Tenant Improvements, Landlord, at Landlord’s sole cost and expense, shall remove from the Premises all temporary systems, tools, equipment, machinery, surplus materials, waste and rubbish, clean all tile and glass surfaces, replace broken glass, remove stains, paint spots and direct, clean and polish all plumbing fixtures and equipment, leave the Tenant Improvements “vacuum clean,” or its substantial equivalent to the reasonable satisfaction of Tenant, except to the extent that any such items need to remain in order to complete any mutually approved punchlist items.

13.            Change Orders. Tenant shall have the right to request change orders throughout the construction process (subject to the provisions hereof as to Tenant Delay). Landlord will not unreasonably withhold or delay its approval of any change orders requested by Tenant, and (unless the response reasonably requires a longer time and Landlord so advises Tenant within five (5) business days), Landlord and the Contractor shall respond within five (5) business days to Tenant’s request for information regarding any proposed change orders (including without limitation the pricing thereof in the pricing format requested by Tenant).

[signatures on next page]

6

IN WITNESS WHEREOF, the parties have caused this Workletter to be executed as of the date first above written.

WITNESSES:		LANDLORD:

/s/ Lidia Gonzalez		/s/ Frank W. Guilford
Print Name:	Lidia Gonzalez	Frank W. Guilford, Jr., Individually and
as Trustee

		Dated:	8/21/98
/s/ Diane C. Lopez
Print Name:	Diane C. Lopez
TENANT:

INTERVAL INTERNATIONAL, INC., a Florida corporation

/s/ Victoria J. Kincke		By:	/s/ Paul W. Rishell
Print Name:	Victoria J. Kincke	Name:	Paul W. Rishell
		Title:	Chief Operating Officer

/s/ Marreen Uriarte		Dated:	August 20, 1998
Print Name:	Marreen Uriarte

7

EXHIBIT D

SHELL IMPROVEMENTS

Revised 8/4/98

Landlord will cause to be completed in accordance with the Base Building Shell Plans (as hereinafter defined) within or with respect to the Project the following improvements (the “Shell Improvements”).

Structural System

1.               Structural System: The Building structural floor system and roof framing system is a composite poured in-place concrete slab supported on precast prestressed concrete joists. The structural system is a four-inch concrete slab supported on sixteen inch deep precast prestressed joists typically at 3’- 6 5/8” on-center. Structural floor system based upon minimum building code requirements, but not less than 50 lb. psf “live load” and 25 lb. psf. “dead load” throughout the Premises. Interior concrete frame is poured concrete columns supporting precast prestressed soffit beams. The exterior of the Building is concrete tie column/beam with load-bearing masonry. Floor height to be 12’ +/- slab-to-slab.

Building Exterior

1)              Building exterior walls shall consist of block and painted stucco with applied stucco banding for detail. Areas at North and South entrances to include precast detailing.

2)              Main gatehouse entrance area to include brick pavers, site lighting and upgraded landscaping.

Doors and Windows

1)              Window mullion “planning module” to be set at 2’- 6” increments.

2)              Window mullions to be aluminum with E.S.P. finish.

3)              Glass to be “impact resistant” fixed lite reflective tint glass to meet the South Florida Building Code.

4)              Entry doors at North and South entrances shall be aluminum storefront doors with E.S.P. finish and panic hardware as required.

5)              Exterior stair and exit doors shall be hollow metal doors with metal frames and panic hardware as required. The width of the stairwell shall meet Tenant’s projected occupancy requirements of 300 persons per Phase.

Roof System

1)              The Building roof will be a mineral surface roofing system over light weight concrete or ridged insulation board.

Roof system shall consist of mechanically fastened one ply of GAFGLAS # 75 base sheet with fastening pattern as designed and approved by Miami-Dade County. Utilizing hot asphalt, two piles of GAFGLAS Ply IV will be installed and adhered in full mopping of Type III hot asphalt. Cap sheet to consist of one ply of GAFGLAS Mineral surface Cap Sheet installed and adhered with hot asphalt.

2)              Insulation to meet Dade County energy code requirements.

3)              Roof drains with overflow scuppers at building perimeter.

4)              “Tower(s)” roofing shall be furnished with Straight Barrel Mission Tile.

5)              Installation method shall conform to the South Florida Building Code.

6)              Roof Warranty from manufacturer for twenty (20) years.

Building Common Areas

1)              The Shell Improvements for Phase 1 shall include a lobby, equipment rooms, and stairs to service Phase 1 and Phase 2 (“central core area”). Within the central core area are two central staircases, two hydraulic elevators, and rooms for elevator machinery, electrical distribution panels, telephone distribution boards and janitorial equipment. The HVAC mechanical room and a secondary stair are located on the East perimeter of the Building.

2)              Lobby portion of the central core area is to be fully equipped and finished to suburban office building standards including:

“Two-story” ceiling height in a portion of the lobby with the South and North walls of the lobby consisting of a glass wall type system.

Flooring in the lobby to consist of a “hard-surface” material such as tile, in a minimum size of 12” x 12”. Wall Surfaces to be painted drywall.

Ceiling in lobby to be painted drywall and 2’ x 2’ acoustical ceiling tile. Portions of the ceiling will contain either light coves or soffit detailing.

Main stair case in lobby to have hard surface treads and risers and an ornamental metal railing of moderate quality or better.

Tenant entry doors in the lobby to be 3’x 8’ stain-grade birch, solid core entry doors. Closers, hinges and mortise hardware to be provided. Frames to be steel.

1

Lighting in the lobby to consist primarily of compact florescent downlights with accent “wall sconce” lighting.

3)               All code required signage for central core area is provided.

4)               Secondary stair to be constructed of prefabricated welded steel with solid risers, landing forms, railings and wall rails.  Treads to be concrete filled. Stairs to be painted.

Elevators

1)               The Shell Improvements for Phase 1 include two complete hydraulic elevators utilizing a single hoistway.

2)               Each elevator will have minimum carrying capacity rating of 2,500 lb.

3)               Cab speed to be a minimum of 100 FPM.

4)               Hoistway Doors to be minimum 3’- 6” wide and 7’- 0” high with center-opening door operation.

5)               Signals to be illuminated car and hall station push-buttons.  Cab position indicator in car and lobby. Cab traveling lanterns mounted in entrance jambs.

6)               Cab height to be 8’- 0” clear.

7)               Finishes: Flooring material to match lobby floor.  Cabs to have brushed aluminum handrails, brushed stainless control panels and walls will be upgraded from baked enamel finish.

8)               Equipment manufacturers are: Dover, Miami Elevator, Otis Elevator.

Building Restrooms

1)              Landlord will furnish, as part of the Shell Improvements for Phase 1, fully functional Men and Women restrooms to meet The South Florida Building Code and current Americans with Disabilities Act, (ADA) requirements.

2)              Plumbing fixture count is based on an occupancy load of 1 person per 100 usable sq. ft.

3)              Restroom lighting to include 2’ x 2’ parabolic light fixtures.

4)              Restroom finishes to include ceramic tile floors and a ceramic tile five foot wainscot. Balance of walls to be painted. Vanity tops and backsplashes to be plastic laminate.

5)              Restroom accessories include: unframed mirrors on walls above vanity tops, stainless steel grab bars, soap dispensers, paper napkin dispensers.

6)              Plastic laminate stall partitions with concealed fastenings and vandal-resistant screw heads where applicable.

7)              Restrooms entry doors to be 3’x 8’ stain-grade birch - solid core doors with steel jambs, closers and hardware provided.

8)              Equipment manufacturers for water closets, lavatories and urinal fixtures are: American Standard, Kohler, Eljer.

9)              Water closets and urinal fixtures shall include a commercial flush-valve type system. Equipment manufacturers are: Delany, Sloan and Zurn.

Mechanical System

1)             The Building air conditioning and heating system will be a high quality air-cooled chilled-water system installed pursuant to general office use specifications. Landlord shall provide each floor of the Building with zoned air conditioning and heating via dedicated central station air handling units located on each floor. All zones shall include appropriately sized variable air volume devices (“VAVs”) which shall include the controls and related wiring with the minimum number of zones in the Tenant-occupied area of each floor to be twelve (12). The central station air handling units shall include the provisions and capacity to continuously, while in operation, introduce filtered ventilation from the Building exterior at a rate of not less than twenty (20) cfm per occupant. Modification and balancing of the base Building HVAC system shall be provided by Landlord. Modification and balancing to accommodate Tenant’s interior build-out shall be payable from the Tenant Allowance. Capacities of the central air handling units and Building refrigeration equipment shall be sufficient to accommodate the following Tenant imposed heat gains in addition to the Building envelope heat gain and ventilation air cooling load:

1)           Occupancy rate of one person per 48 usable square feet (i.e., an occupancy rate of 300 persons per Phase). Subject to the Additional Allowance, Tenant shall pay any and all costs of the equipment needed to increase the capacity of the HVAC system from an occupancy rate of one person per 100 usable square feet to an occupancy rate of one person per 48 usable square feet (i.e., an occupancy rate of 300 persons per Phase).

2)           Artificial equipment (computer, tele/comm and reproduction) heat gains equal to 1.5 watts per usable square foot.

2)             Tenant shall maintain and operate the base Building HVAC system. The HVAC system shall be designed to provide the following environmental conditions throughout the Tenant-occupied area at the following listed A.S.H.R.A.E. outdoor design temperatures. All fresh air requirements and HVAC design engineering shall be in accordance with A.S.H.R.A.E. standards in relation to Tenant imposed heat gains. The listed inside space dry bulb temperature shall be achieved and maintained without the benefit or use of interior shading devices at perimeter exterior glass.

2

	Summer	Winter
Outside Conditions	91 deg. D.B. / 79 deg. W.B.	45 deg. D.B.
Inside Conditions	75 deg. D.B. / 55 deg. R.H.	72 deg. D.B.

(All temperatures stated in Fahrenheit)

3)               The Building shall incorporate and provide a modern, high quality and efficient energy management system that will control and operate the Building’s HVAC systems during office hours and non-office hours.

4)               HVAC systems quality to be based on a chiller life expectancy of fifteen (15) years with normal maintenance procedures maintained.

5)               Chiller equipment warranty for five (5) years.

6)               Equipment manufacturers are: York, McQuay, Trane and Carrier.

Electrical System

1)              Landlord shall provide each floor of the Building with an electrical room, secondary electrical service feeders, distribution transformers/panel boards and lighting/service panel boards. A load capacity of not less than 6 Volt Amps (watts) per usable square foot shall be provided exclusively for Tenant’s lighting and power requirements and in addition to any base building requirements for heating and cooling equipment or core area accommodations. Additional load capacity shall be provided at an additional expense to Tenant. The voltage characteristics at distribution and lighting/service panel boards shall be three phase connected and not exceeding 480 volts. All lighting/service panel boards shall include ground bussing. Electrical distribution will be in accordance with final space plans. The main electrical room shall be equipped with panels and breakers to accommodate 1,200 amp main service to the Building at 480/277 volt, three phase. Pad mounted FPL transformer. Single FPL meter for the Building.

2)              120/208 volts, 3 phase, 4 wire: 3 circuit home-run with #10 AWG conductors from junction box on 24’ x 24’ grid in Tenant-occupied area.

3)              277/480 volts, 3 phase, 4 wire: 3 circuit home-run with #10 AWG conductors from junction box on 48’ x 48’ grid in Tenant occupied area.

4)              Service mains shall be: one main for each floor of Tenant occupied area including HVAC air handlers and one main for common areas, HVAC chiller and parking lot lights.

5)              Building security system is limited to card access devices at North and South Building entrances.

6)              No surge protection devices provided as part of the Building shell.

7)              Minimum service grounding system bonded to domestic water piping and cadwell bonded to the Building “footer” steel.

8)              No standby generator system or related switch gear is provided as part of the Shell Improvements, but Landlord shall provide an appropriate location for Tenant’s generator and switch gear to be included as part of the Tenant Improvements package.

Telephone System

1)              Primary ducting and telephone wiring to be brought into the Building’s main telephone room on ground floor.

2)              Multiple 4” empty raceways with pull strings shall be stubbed into the Tenant-occupied area for Tenant’s use.

3)              Telephone service to each elevator.

4)              Standard telephone service and equipment as provided by telephone company.

Plumbing System

1)             The Landlord shall provide, as part of the Phase 1 Shell Improvements, “wet stacks” to service Building common area restrooms. A “wet stack” shall consist of 4” sanitary waste, 3” sanitary vent and 1-1/2” potable cold water. Connections to be capped (with valving on potable cold water line) above the mean ceiling elevation of each floor of the Tenant occupied area.

2)             One (1) additional “wet stack” to be mounted on an interior column of each floor to service Tenant requirement for plumbing to an employee lounge, coffee bar, conference room, etc.

3)             The Building central core area will contain two electric water coolers. Equipment manufacturers are: Haws, Halsey Taylor and Oasis.

Fire Alarm

1)             Landlord shall include, as part of the Shell Improvements, a Building fire alarm system in accordance with N.F.P.A. 101 requirements.

2)             Notification shall be by horn/strobe devices.

3)             Activation shall be by manual (pull stations) and automatic devices {smoke detectors).

4)             Fire Alarm to be Addressable Class B with central control panel located in Building Lobby Area.

5)             Smoke Detectors to be provided by code including in: central core area, elevator lobby areas @ 1st and 2nd floors, restrooms, and Building shell mechanical rooms, telephone rooms and electrical rooms,

6)             System to perform elevator recall function.

3

Fire Sprinklers

1)              Landlord shall include, as part of the Shell Improvements, fire sprinklers throughout the Building in accordance with the current minimum N.F.P.A. standards to meet Tenant’s projected occupancy requirements of 300 persons per Phase.

2)              Sprinkler heads to protrude below acoustical ceiling.

Lightning Protection System

1)              Minimum lightning protection system to be provided as part of Shell Improvements.

Parking

1)              Landlord shall include as part of the Shell Improvements for each Phase paving, bumpers and striping to accommodate the required parking as described in the Lease.

2)              Parking lot lighting shall be sharp cut-off type luminaries as per code with an average maintained illumination of 2 foot-candles and a maximum to minimum ratio of 10 to 1.

3)              Asphalt to be 6” rock base with 1” asphalt with 12” of stabilization.

4)              Curbs to be extruded concrete.

Site Amenities

1)              As part of the Phase 1 Shell Improvements, Landlord shall provide a 6’- 0” +/- high masonry/painted stucco finish and aluminum-picket wall with decorative concrete block pillars with painted stucco finish around the perimeter of the site.

2)              Mutually acceptable card access gates at both entrances into site.

3)              East entrance to include a one-person, masonry gate house with air conditioning unit, electric and telephone J-Boxes.

4)              Brick pavers, decorative landscape and lighting at each both entrances.

5)              Landlord to provide landscape on site as part of the Shell Improvements. Landscape to be meet requirements set forth in Dade County Landscape Manual and as delineated on preliminary Landscape site plan.

6)              No interior or exterior Tenant signage is provided as part of Shell Improvements.

Improvements To Tenant Area

1)              Smooth trowel finish concrete floors, level to within a 1/4 inch in a 20’ radius, block walls and ceilings.

2)              Minimum number of strip fluorescent lighting as per code.

3)              3’x 8’ stain-grade birch, solid core entry doors into Premises.

4)              Fire rated jambs and mortise hardware provided.

5)              Exit lights per code.

6)              A one-inch aluminum, “exposed tee” ceiling grid system in a 2’ x 4’ grid pattern in the tenant area. No acoustical ceiling tiles provided.

7)              Metal duct work from air handling units located on each floor to VAV Boxes mounted in the plenum of each floor. Thermostats provided but not installed.

8)              120/208 volts, 3 phase, 4 wire: 3 circuit home-run with #10 AWG conductors from junction box on 24’ x 24’ grid.

9)              277/480 volts, 3 phase, 4 wire: 3 circuit home-run with #10 AWG conductors from junction box on 48’x 48’grid.

Shell Improvements Construction

Landlord shall commence construction of the Building Shell Improvements upon receipt of the building permit from the appropriate governmental agencies. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable Legal Requirements and substantially in accordance with the Base Building Shell Plans.

As used herein, the term “Base Building Shell Plans” means those certain plans and specifications to be prepared by Sackman 2, Inc. Architects, at Landlord’s expense. The Base Building Shell Plans are not complete as of the date of the Lease.  Prior to the date hereof, the parties have approved those certain preliminary plans for the Shell Improvements prepared by the Architect, under Job No.  98–12, last dated August 12, 1998.* The Base Building Shell Plans shall be based on such preliminary plans. Tenant shall have the right to review and approve in writing the Base Building Shell Plans before construction is commenced. Tenant’s approval shall not be unreasonably withheld or delayed. Tenant shall have five (5) business days within which to review any submission of the Base Building Shell Plans. If Tenant fails to respond within the five (5) business days, then Landlord shall notify Tenant of its failure, and if Tenant fails to respond to Landlord within two (2) business days after Landlord’s notice, then Tenant’s consent will be deemed to be granted. If Tenant timely submits requests for modifications to the Base Building Shell Plans, Landlord shall, within ten (10) business days, cause the Architect to modify the Base Building Shell Plans accordingly, and submit revised Base Building Shell Plans. If Tenant so submits a request for modified Base Building Shell Plans, then the time from such submission until the Base Building Shell Plans are finally acknowledged and approved shall be deemed to be a Tenant Delay;

*              (which were based on the progress drawings reviewed by the parties at Tenant’s offices on July 16, 1998).

4

provided, however, that Tenant shall not be responsible for any delays actually caused by the Architect (including, without limitation, the Architect’s failure to incorporate properly the requirements of this Exhibit D into the Base Building Shell Plans). Notwithstanding the foregoing, Tenant shall be permitted to submit modifications to the Base Building Shell Plans one (1) time without such submission being deemed to be a Tenant Delay (except if additional modifications are necessary due to delays actually caused by the Architect as described above).

Landlord shall submit approximately fifty (50%) percent completed Base Building Shell Plans prior to completion thereof, and Tenant shall reasonably cooperate with Landlord in the preliminary review thereof.

Landlord reserves the right to substitute systems, equipment, manufacturers and/or specifications of equal or better quality than the systems, equipment, manufacturers and/or specifications described herein.

Upgrades to Shell Improvements

Landlord has agreed to construct at its cost the Shell Improvements described in this Exhibit D and the Base Building Shell Plans. Tenant has expressed interest in upgrading some of the Shell Improvements. In the event Tenant elects to upgrade any of the Shell Improvements, Tenant shall have the right to do so with: i) Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, and ii) payment by Tenant to Landlord for all costs associated with these upgrades above the Shell Improvements, including but not limited to: architectural design and engineering costs, permitting and permit processing costs, and increased construction costs as part of and in the same manner as Tenant’s Costs pursuant to the Workletter (except for the upgrade to the HVAC capacity, which is being provided by Landlord as part of the Additional Allowance described in the Workletter, to be repaid by Tenant as provided therein).

Landlord’s general contractor for the Shell Improvements is subject to Tenant’s prior written approval, not to be unreasonably withheld or delayed. Tenant may disapprove the general contractor only if Tenant reasonably believes that the general contractor is: (i) not licensed as required by any governmental agency; (ii) not qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work; and/or (iv) not adequately insured.

5

EXHIBIT E

INTENTIONALLY OMITTED

1

EXHIBIT F

PREPARED BY AND
RECORD AND RETURN TO:	RESERVED FOR USE BY CLERK OF
Eric D. Rapkin, Esq.	CIRCUIT COURT
Hughes Hubbard & Reed LLP 201 S. Biscayne Blvd., Suite 2500 Miami, Florida 33131

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made as of the        day of                                       , 1998, between FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE (“Landlord”), whose address is c/o Guilford & Associates, P.A., Suite 300, 2222 Ponce de Leon Boulevard, Coral Gables, Florida 33134, Attention: F.W. Zeke Guilford, Esq., and INTERVAL INTERNATIONAL, INC., a Florida corporation (“Tenant”), whose address is 6262 Sunset Drive, Penthouse I, Miami, Florida 33143, Attention: Mr. Paul W. Rishell, COO.

WITNESSETH:

1.              Landlord is the owner of that certain real property located on North Kendall Drive at S.W. 99th Avenue, Miami-Dade County, Florida, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”).

2.              Landlord and Tenant have entered into a Lease Agreement of even date herewith (the “Lease”) pertaining to the Land, and associated buildings and improvements to be constructed thereon in two (2) Phases {collectively, the “Project”).

3.              The term of the Lease will commence as set forth in the Lease and will be for fifteen (15) years after the Commencement Date for Phase 2, unless earlier terminated in accordance with the terms of the Lease. The Lease also contains an option for Tenant to renew the term of the Lease for three (3) terms of sixty (60) months each, subject to the terms and conditions set forth in the Lease.

4.              The Lease also contains a right of first offer for Tenant to purchase the Project, subject to the terms and conditions set forth in the Lease.

5.              In accordance with Section 713.10, Florida Statutes, Landlord and Tenant hereby provide notice that the terms of the Lease expressly provide that the interest of Landlord in the Project, including, but not limited to, the Premises, shall not be subject to liens for improvements made by or on behalf of Tenant.

6.              This Memorandum does not set forth the entire Lease, but is intended to give notice thereof. This Memorandum is subject to all of the covenants, conditions, and terms set forth in the Lease, which is incorporated herein and made a part hereof by reference, to the same extent as if all of the covenants, conditions, and terms thereof were set forth in full herein. If any conflict exists between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall control.

1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease effective as of the date first above written.

WITNESSES:		LANDLORD:

/s/ Lidia Gonzalez		/s/ Frank W. Guilford
Print Name:	Lidia Gonzalez	Frank W. Guilford, Jr., Individually and
as Trustee

		Dated:	8/21/98
/s/ Diane C. Lopez
Print Name:	Diane C. Lopez

TENANT:

INTERVAL INTERNATIONAL, INC., a Florida corporation

/s/ Victoria J. Kincke		By:	/s/ Paul W. Rishell
Print Name:	Victoria J. Kincke	Name:	Paul W. Rishell
		Title:	Chief Operating Officer

/s/ Maureen Uriarte		Dated:	August 20, 1998
Print Name:	Maureen Uriarte

STATE OF FLORIDA  )

)ss:

COUNTY OF DADE    )

The foregoing instrument was acknowledged before me this 21st day of August, 1998, by FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE, who is personally known to me or produced as identification.

/s/ Lidia Gonzalez
		Print Name:	Lidia Gonzalez
	OFFICIAL NOTARY SEAL	Notary Public, State of Florida
LIDIA GONZALEZ
My commission expires:	NOTARY PUBLIC STATE OF FLORIDA
COMMISSION NO. CC729436
MY COMMISSION EXP. APR. 24, 2002

STATE OF FLORIDA  )

)ss:

COUNTY OF DADE    )

The foregoing instrument was acknowledged before me this 20th day of August, 1998, by Paul W. Rishell, as Chief Operating Officer of INTERVAL INTERNATIONAL, INC., a Florida corporation, on behalf of the corporation, who is personally known to me produced as identification.

/s/ Jennifer A. West
	Print Name:	Jennifer A. West
Notary Public, State of Florida
My commission expires:
	SEAL	JENNIFER A. WEST
MY COMMISSION # CC 534458
EXPIRES: March 14, 2000
Bonded Thru Notary Public Underwriters

2

EXHIBIT A TO EXHIBIT F

Legal Description

3

EXHIBIT G

S.W. 101ST AVENUE
SITE PLAN
PHASE 2
*See Below
447.63'
N 01 42'57" W
195.01'
N 01 42'57" W
382.56'
N 01 42'57" W
PHASE 2
PROPOSED 2 STORY
PHASE 1
PROPOSED 2 STORY
S.W. 88TH STREET
(NORTH KENDALL DRIVE)
S 87 33'29" W
135.01'
S 01 45'02" E
150.01'
S 87 33'29" W
452.33'
S 01 45'02" E
864.77'
S.W. 99TH COURT

*This land may be needed for the Supplemental Parking Spaces, in which case the necessary land will be deemed a part of the Project and the parties will execute an instrument evidencing same.

A.2

PROFESSIONAL OFFICE COMPLEX

KENDALL 100

NORTH KENDALL DRIVE S.W. 99TH COURT
MIAMI FLORIDA

EXHIBIT H

LETTER OF CREDIT REQUIREMENTS

As security for Tenant’s obligations under this Lease as to Phase 1, Tenant shall deliver to Landlord, an irrevocable, unconditional, and transferable Letter of Credit in the amount set forth in Section 40 of the Lease (the “Phase 1 Letter,” which term shall be deemed to include each replacement thereof), issued by a bank (the “Issuer”) licensed to do business in the State of Florida, and acceptable to Landlord in its reasonable judgment. The Phase 1 Letter shall be reduced as set forth in Section 40 of the Lease.

In addition, as security for Phase 2, Tenant shall, as set forth in Section 40 of the Lease, deliver to Landlord an irrevocable, unconditional, and transferable Letter of Credit in the amount set forth in Section 40 of the Lease (the “Phase 2 Letter,” which term shall be deemed to include each replacement thereof), issued by the Issuer. The Phase 2 Letter shall be reduced as set forth in Section 40 of the Lease.

For purposes of this Exhibit, the Phase 1 Letter and the Phase 2 Letter are sometimes each referred to as a “Letter” and collectively as the “Letters.”

Each of the Letters shall have an expiration date no earlier than one (1) year from its date of issuance. Each of the Letters shall automatically renew for a period of no less than one (1) year from its expiration date, unless Issuer provides Landlord with at least sixty (60) days’ notice of nonrenewal by certified mail, return receipt requested. The Letters shall be in a form reasonably acceptable to Landlord and shall provide that they may be drawn against, in whole or in part, by presentation to the Issuer of a sight draft in the appropriate amount identifying the Letter being drawn, along with a letter from Landlord to the Issuer stating that Tenant is in default of the Lease beyond the expiration of the applicable grace period, if any. No other requirements shall be imposed as a condition of drawing on the Letters. Landlord shall provide an extra demand notice to Tenant prior to making a draw request under either of the Letters, and Tenant shall have three (3) business days after receipt of such notice within which to pay the amount of such demand.

Each Letter shall be accompanied by a letter from an officer of the Issuer naming the officer(s) empowered to bind the Issuer on such Letter. The letter shall be manually signed by the corporate secretary (or another officer) of the Issuer who shall also certify that as of the date of issue of the Letter of the officer(s) executing same was fully empowered to execute such Letter and to bind the Issuer thereby.

If at any time Landlord receives notice of nonrenewal of the Letters as described above, then within thirty (30) days after Landlord receives such notice, Tenant shall deliver to Landlord a replacement Letter for the applicable Letter, which replacement Letter shall (a) be unconditional, irrevocable, and transferable, (b) be issued by Issuer or another bank licensed to do business in the State of Florida, and acceptable to Landlord in its reasonable judgment, (c) be in an amount not less than the undrawn balance of the Letter being replaced, or as may be approved by Landlord in writing, (d) have an expiration date no earlier than twelve (12) months from its issuance, and (e) be in form reasonably acceptable to Landlord and shall be available by sight draft with no additional documents or requirements, other than those stated above. If Tenant fails to properly deliver to Landlord any required replacement Letter, Landlord may draw upon the unreplaced Letter for all or any part of the amount thereof.

Without notice to Tenant (except for the extra demand notice expressly required above), Landlord shall be entitled to draw the full amount, or any remaining portion thereof, of the Letters if (a) a default under the Lease has occurred and is continuing beyond the expiration of the applicable grace period, if any and Landlord is entitled to exercise its rights and remedies under the Lease, or (b) Landlord is not furnished any replacement Letter when and in accordance with the terms hereof. If a Letter is drawn in full, the amounts received by Landlord pursuant thereto may be applied to the amounts due under the Lease in such order or manner as Landlord may, in its sole discretion, elect.

Notwithstanding the foregoing, Landlord shall not be required to release all or any remaining portion of the Letters if there exists any uncured default under the Lease after applicable notice and cure periods, or an event or circumstance has occurred which, with the giving of notice or the passing of time, or both, would constitute a default under the Lease. In addition, if at any time during the term of the Lease the rating of the Issuer by Standard & Poor, Moody’s, or a similar nationally recognized rating organization is ever lower than the rating of the Issuer as of the date of the Lease, then, at Landlord’s option, Tenant shall replace each Letter with a Letter issued by a different bank reasonably acceptable to Landlord, or, if Tenant is unable to replace the Letters, Tenant shall post a cash security deposit with Landlord in the amount of the Letters.

Attached hereto and made a part hereof as Exhibit H-1 is an acceptable form of the Letter.

1

Exhibit H-1

Acceptable Form of Letter of Credit

SPECIMEN                          NOT A LEGAL DOCUMENT      SPECIMEN

BENEFICIARY:

insert full name and address

LETTER OF CREDIT NO:
S

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR, FOR THE ACCOUNT OF                          insert applicant’s name and address                 IN THE AMOUNT OF USD                     UNITED STATES DOLLARS (                 insert amount in words)            AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT DRAWN ON OURSELVES WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

STATEMENT, PURPORTEDLY SIGNED BY THE BENEFICIARY, READING AS FOLLOWS:

“TENANT IS IN DEFAULT OF THAT CERTAIN LEASE BEYOND THE EXPIRATION OF THE APPLICABLE GRACE PERIOD”.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. ANY REFERENCE IN THIS LETTER OF CREDIT TO A “LEASE” IS FOR IDENTIFICATION PURPOSES ONLY AND SUCH REFERENCE SHALL NOT MODIFY OR AFFECT THE TERMS HEREOF OR CAUSE SUCH DOCUMENT TO BE DEEMED INCORPORATED HEREIN.

PARTIAL DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY YOU IN WRITING BY CERTIFIED MAIL RETURN RECEIPT REQUESTED OR EXPRESS COURIER THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL ONE YEAR PERIOD.

THIS LETTER OF CREDIT IS TRANSFERABLE. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THE CREDIT UNTIL AN EXECUTED TRANSFER REQUEST IN A FORM SUITABLE TO US, BEARING CERTIFICATION BY YOUR BANKERS THAT THE SIGNATURE IS VALID, IS FILED WITH US. NOTICE OF THE TRANSFER ENDORSED ON THE REVERSE OF THIS CREDIT BY US, AND OUR CUSTOMARY FEE OF 1/4 OF 1 PFRCENT MINIMUM FEE $200.00 IS PAID.

DRAFT(S) DRAWN UNDER THIS CREDIT MUST STATE ON THEIR FACE “DRAWN UNDER FIRST UNION NATIONAL BANK IRREVOCABLE STANDBY LETTER OF CREDIT

1

NUMBER S                  DATED                 ”.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) SPECIFIED AND THE ORIGINAL OF THIS CREDIT, AT OUR OFFICE LOCATED AT 200 SOUTH BISCAYNE BOULEVARD, 12TH FLOOR, MIAMI, FLORIDA 33131 FL6042 ATTN: INTERNATIONAL SUPPORT SERVICES, ON OR BEFORE                             insert expiry date             .

EXCEPT AS OTHERWISE EXPRESSLY STATED. THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, ESTABLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT ON THE DATE OF ISSUANCE OF THIS CREDIT.

SINCERELY,

AUTHORIZED SIGNATURE
FIRST UNION NATIONAL BANK

SPECIMEN                                                   NOT A LEGAL DOCUMENT                             SPECIMEN

DATE:

2

BENEFICIARY’S NAME
AND ADDRESS

GENTLEMEN:

FIRST UNION NATIONAL BANK AT THE REQUEST OF         insert applicant’s name and address        HAS ISSUED OUR IRREVOCABLE LETTER OF CREDIT NO.                  IN THE AMOUNT OF                   UNITED STATES DOLLARS, DATED                                 IN YOUR FAVOR.

THIS WILL CERTIFY THAT                                                                            IS AUTHORIZED TO PROVIDE AND EXECUTE THE MENTIONED IRREVOCABLE LETTER OF CREDIT, THAT THE SIGNATURE APPEARING ON SAID LETTER OF CREDIT IS AUTHENTIC, AND THAT THE BANK HAS COMPLIED WITH ALL FDIC REQUIREMENTS AND OTHER APPLICABLE LAWS IN CONNECTION WITH THE ISSUANCE OF SUCH LETTER OF CREDIT.

SINCERELY,

AUTHORIZED SIGNATURE
FIRST UNION NATIONAL BANK

3

APPLICATION FOR TRANSFER OF IRREVOCABLE STANDBY

LETTER OF CREDIT
NUMBER                                    DATED

TO:       FIRST UNION NATIONAL BANK                                                                  , I9

International Division (FL6042)

200 South Biscayne Boulevard, 12th Floor

Miami, FL 33131

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address of Transferee)

All rights of the undersigned beneficiary in the aggregate amount of $                    under the above irrevocable standby letter of credit, subject to the same terms and conditions.

By this transfer, all rights of the undersigned beneficiary in such standby letter of credit are transferred to the transferee named above and such transferee shall have the sole rights as beneficiary thereof.

We hereby enclose the original standby letter of credit identified above, and enclose our check in the amount of $                                representing your transfer fee (1/4% of the transfer amount, $200.00 minimum).

Sincerely yours,	Signature Authenticated by:

Signature of Beneficiary	Signature of Bank or Notary

Note: If you do not maintain an account with us and have to pay via a check, you must send either a cashier’s check or a money order. We will not process this request with payment in the form of a company or a personal check unless it is drawn on a First Union account.

4

First Union National Bank
FL6020
4299 Northwest 36th Street, Suite 102	Carol Reinsma
Miami Springs, Florida 33166	Senior Vice President
305 883-4006	Commercial Relationship Manager
Fax 305 883-3422

July 31, 1998

Mr. Eduardo Fernandez
Interval International Corp.
6262 Sunset Drive
Miami, Florida 33143

Re: Transfer of a Irrevocable Standby Letter of Credit.

Dear Eddie:

The purpose of this letter is to document our discussions regarding a proposed Letter of Credit pursuant to your negotiations to lease office space.

It is my understanding that the current landlord is considering changing its name and would like the ability to transfer the proposed Letter of Credit at a fixed cost to its new name should a change occur.    In that instance we will cap the fee to $300.00

If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Carol Reinsma
Carol Reinsma

5

RIDER NO. 1

INTERVAL INTERNATIONAL, INC.

1.                                     Incorporation. This Rider is by this reference incorporated into and made a part of the Lease. The terms used in this Rider without definition which are defined in the Lease shall have the same meaning in this Rider as in the Lease. In the event of any conflict between the terms of this Rider and the terms of the Lease, this Rider shall govern.

2.                                     Renewal Options.

2.01                           Grant of Renewal Options. Tenant may extend the Term of the Lease on the same terms and conditions of the Lease, except as otherwise provided herein, for the Renewal Periods, as hereinafter defined.

2.02                           Renewal Periods. There shall be three (3) Renewal Periods, herein sometimes called the “First Renewal Period,” the “Second Renewal Period” and the “Third Renewal Period” (each, a “Renewal Period”). The “First Renewal Period” is the period commencing on the first day after the last day of the initial Term (the “First Renewal Period Commencement Date”) and ending on the last day of the sixtieth (60th) full calendar month thereafter, unless ended earlier under the Lease. The “Second Renewal Period” is the period commencing on the first day after the last day of the First Renewal Period (the “Second Renewal Period Commencement Date”) and ending on the last day of the sixtieth (60th) full calendar month thereafter, unless ended earlier under the Lease. The “Third Renewal Period” is the period commencing on the first day after the last day of the Second Renewal Period (the “Third Renewal Period Commencement Date”) and ending on the last day of the sixtieth (60th) full calendar month thereafter, unless ended earlier under the Lease.

2.03                           Exercise of Renewal Options. The Renewal Option for the First Renewal Period (the “First Renewal Option”) shall be exercisable by delivery of written notice from Tenant to Landlord of Tenant’s election to exercise the First Renewal Option at least twelve (12) months before the First Renewal Period Commencement Date, time being of the essence. The Renewal Option for the Second Renewal Period (the “Second Renewal Option”) shall be exercisable by delivery of written notice from Tenant to Landlord of Tenant’s election to exercise the Second Renewal Option at least twelve (12) months before the Second Renewal Period Commencement Date, time being of the essence. The Renewal Option for the Third Renewal Period (the “Third Renewal Option”) shall be exercisable by delivery of written notice from Tenant to Landlord of Tenant’s election to exercise the Third Renewal Option at least twelve (12) months before the Third Renewal Period Commencement Date, time being of the essence.

2.04                           Conditions of Exercise. Tenant may only exercise a Renewal Option, and an exercise thereof shall only be effective if at the time of Tenant’s exercise of such Renewal Option and on the respective Renewal Period Commencement Date the Lease is in full force and effect and no default exists under the Lease beyond the expiration of the applicable grace period, if any. If a Renewal Option is not exercised as provided in subsection 2.03 of this Rider, such Renewal Option (and any subsequent Renewal Option) shall terminate and Tenant shall not thereafter have any further rights hereunder. Tenant’s right to exercise the Second Renewal Option is conditioned upon Tenant’s proper renewal of the Term for the First Renewal Period. Tenant’s right to exercise the Third Renewal Option is conditioned upon Tenant’s proper renewal of the Term for the Second Renewal Period.

2.05                           Rent. The Base Rent per square foot of Rentable Area of the Premises payable during each Renewal Period shall be the Market Rental Rate, as hereinafter defined. “Market Rental Rate” of the Premises shall be an amount determined by Landlord on the basis of the then-prevailing market rental rate for office space in Comparable Class Buildings for an existing tenant renewing an existing lease on an “as-is” basis. However, in no event shall Base Rent for any year of the Renewal Periods be less than the amount of Base Rent for the immediately prior year.

2.06                           Determination of Market Rental Rate. Commencing one hundred eighty (180) days prior to the deadline for Tenant to exercise each Renewal Option, Tenant shall have the right to request Landlord’s determination of the Base Rent for the upcoming Renewal Period. Landlord shall notify Tenant of its determination no later than thirty (30) days thereafter so that Tenant shall have sufficient time to decide whether to elect to renew the Lease. If, despite good faith negotiation, Landlord and Tenant cannot agree on the Base Rent for the upcoming Renewal Period on or before thirty (30) days prior to the deadline for Tenant to exercise its Renewal Option, then Tenant must nonetheless timely elect to exercise its Renewal Option and be bound by the result of the appraisal process described below. Upon Tenant’s exercise, Landlord and Tenant (within ten (10) days) shall each select an independent disinterested MAI appraiser, which appraisers shall complete their written appraisals of the Market Rental Rate within twenty (20) days thereafter.  Landlord and Tenant shall each bear the costs of their respective appraisers.  If

1

the difference between the two appraisals is equal to or less than ten (10%) percent of the higher appraisal, then the average of such two appraisals shall be the Base Rent for the upcoming Renewal Period. If the difference between the two appraisals is more than ten (10%) percent of the higher appraisal, then the appraisers shall mutually select a third independent disinterested MAI appraiser (within ten (10) days). Such third appraiser shall then (within ten (10) days) make its determination of the Market Rental Rate of the Premises, and the average of such three appraisals shall be the Base Rent for the upcoming Renewal Period. Landlord and Tenant shall each pay one-half (1/2) of the fees and costs of such third appraiser. At a minimum, each of the MAI appraisers shall be disinterested commercial real estate appraisers doing business in the Kendall/South Miami area of Miami-Dade County, Florida, and properly licensed, with substantial experience in the Kendall/South Miami office markets. If the dispute is not finally resolved as of the commencement of the applicable Renewal Period, then Tenant shall pay the Base Rent for the Renewal Period for the immediately prior year, increased by CPI, until such dispute is finally resolved. Upon the final determination, then Tenant shall receive a credit, or Tenant shall promptly pay any underpayment to Landlord, as applicable, such credit or payment to be equal to the difference between the Base Rent then being paid by Tenant and the Base Rent that Tenant should have been paying, as determined by such appraisal process.

2.07                           During each Renewal Period, the parking rental for the Additional Parking Spaces and the Supplemental Parking Spaces shall continue to be increased by the CPI as provided in the Lease.

2.08                           As-Is. Tenant shall be deemed to have accepted the Premises in “as-is” condition as of the commencement of each Renewal Period, subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Project as a result of Tenant’s renewal of the Lease, except for the Reserve Allowance, if applicable, described in Section 4.d of the Lease.

2.09                           No Partial Renewal by Phase. Tenant may not exercise its Renewal Option only as to one of the Phases. Any exercise by Tenant of a Renewal Option hereunder shall be deemed to renew the Term for both Phase 1 and Phase 2.

2.10                           No Further Renewal. Following expiration of the Third Renewal Period as provided herein, Tenant shall have no further right to renew or extend the Lease.

3.                                       Continuation of Lease.    Except to the extent expressly provided by this Rider, the covenants and conditions of the Lease in force during the Term, as the same may be modified from time to time, shall continue to be in effect during each Renewal Period.

[signatures on next page]

2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Rider, effective as of the date of the Lease.

WITNESSES:		LANDLORD:

/s/ Lidia Gonzalez		/s/ Frank W. Guilford
Print Name:	Lidia Gonzalez	Frank W. Guilford, Jr., Individually and
as Trustee

		Dated:	8/21/98
/s/ Diane C. Lopez
Print Name:	Diane C. Lopez

TENANT:

INTERVAL INTERNATIONAL, INC., a Florida
corporation

/s/ Victoria J. Kincke		By:	/s/ Paul W. Rishell
Print Name:	Victoria J. Kincke	Name:	Paul W. Rishell
		Title:	Chief Operating Officer

/s/ Maureen Uriarte		Dated:	August 20, 1998
Print Name:	Maureen Uriarte

3

PREPARED BY AND
RECORD AND RETURN TO:
Eric D. Rapkin, Esq.	RESERVED FOR USE BY CLERK OF
Hughes Hubbard & Reed LLP	CIRCUIT COURT
201 S. Biscayne Blvd., Suite 2500
Miami, Florida 33131

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made as of the 21st day of August, 1998, between FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE (“Landlord”), whose address is c/o Guilford & Associates, P.A., Suite 300, 2222 Ponce de Leon Boulevard, Coral Gables, Florida 33134, Attention: F.W. Zeke Guilford, Esq., and INTERVAL INTERNATIONAL, INC., a Florida corporation (“Tenant”), whose address is 6262 Sunset Drive, Penthouse I, Miami, Florida 33143, Attention: Mr. Paul W. Rishell, COO.

WITNESSETH:

1.                                       Landlord is the owner of that certain real property located on North Kendall Drive at S.W. 99th Avenue, Miami-Dade County, Florida, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”).

2.                                       Landlord and Tenant have entered into a Lease Agreement of even date herewith (the “Lease”) pertaining to the Land, and associated buildings and improvements to be constructed thereon in two (2) Phases (collectively, the “Project”).

3.                                       The term of the Lease will commence as set forth in the Lease and will be for fifteen (15) years after the Commencement Date for Phase 2, unless earlier terminated in accordance with the terms of the Lease. The Lease also contains an option for Tenant to renew the term of the Lease for three (3) terms of sixty (60) months each, subject to the terms and conditions set forth in the Lease.

4.                                       The Lease also contains a right of first offer for Tenant to purchase the Project, subject to the terms and conditions set forth in the Lease.

5.                                       In accordance with Section 713.10, Florida Statutes, Landlord and Tenant hereby provide notice that the terms of the Lease expressly provide that the interest of Landlord in the Project, including, but not limited to, the Premises, shall not be subject to liens for improvements made by or on behalf of Tenant.

6.                                       This Memorandum does not set forth the entire Lease, but is intended to give notice thereof. This Memorandum is subject to all of the covenants, conditions, and terms set forth in the Lease, which is incorporated herein and made a part hereof by reference, to the same extent as if all of the covenants, conditions, and terms thereof were set forth in full herein. If any conflict exists between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease effective as of the date first above written.

WITNESSES:		LANDLORD:

/s/ Lidia Gonzalez		/s/ Frank W. Guilford
Print Name:	Lidia Gonzalez	Frank W. Guilford, Jr., Individually and
as Trustee

Dated:
/s/ Diane C. Lopez
Print Name:	Diane C. Lopez

TENANT:

INTERVAL INTERNATIONAL, INC., a Florida
corporation

/s/ Victoria J. Kincke		By:	/s/ Paul W. Rishell
Print Name:	Victoria J. Kincke	Name:	Paul W. Rishell
		Title:	Chief Operating Officer

/s/ Maureen Uriarte		Dated:	August 20, 1998
Print Name:	Maureen Uriarte

STATE OF FLORIDA	)
)ss:
COUNTY OF DADE	)

The foregoing instrument was acknowledged before me this 21st day of August, 1998, by FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE, who is personally known to me or produced as identification.

	OFFICIAL NOTARY SEAL	/s/ Lidia Gonzalez
	LIDIA GONZALEZ	Print Name:	Lidia Gonzalez
	NOTARY PUBLIC STATE OF FLORIDA	Notary Public, State of Florida
COMMISSION NO. CC729436
My commission expires:	MY COMMISSION EXP. APR. 24, 2002

STATE OF FLORIDA	)
)ss:
COUNTY OF DADE	)

The foregoing instrument was acknowledged before me this 20th day of August, 1998, by Paul W. Rishell, as Chief Operating Officer of INTERVAL INTERNATIONAL, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or produced as identification.

/s/ Jennifer A. West
	Print Name:	Jennifer A. West
Notary Public, State of Florida
My commission expires:
	SEAL	JENNIFER A. WEST
MY COMMISSION # CC 534458
EXPIRES: March 14, 2000
Bonded Thru Notary Public Underwriters

PREPARED BY AND
RECORD AND RETURN TO:
Eric D. Rapkin, Esq.	RESERVED FOR USE BY CLERK OF
Hughes Hubbard & Reed LLP	CIRCUIT COURT
201 S. Biscayne Blvd., Suite 2500
Miami, Florida 33131

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made as of the 21st day of August, 1998, between FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE (“Landlord”), whose address is c/o Guilford & Associates, P.A., Suite 300, 2222 Ponce de Leon Boulevard, Coral Gables, Florida 33134, Attention: F.W. Zeke Guilford, Esq., and INTERVAL INTERNATIONAL, INC., a Florida corporation (“Tenant”), whose address is 6262 Sunset Drive, Penthouse I, Miami, Florida 33143, Attention: Mr. Paul W. Rishell, COO.

WITNESSETH:

1.                                       Landlord is the owner of that certain real property located on North Kendall Drive at S.W. 99th Avenue, Miami-Dade County, Florida, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”).

2.                                       Landlord and Tenant have entered into a Lease Agreement of even date herewith (the “Lease”) pertaining to the Land, and associated buildings and improvements to be constructed thereon in two (2) Phases (collectively, the “Project”).

3.                                       The term of the Lease will commence as set forth in the Lease and will be for fifteen (15) years after the Commencement Date for Phase 2, unless earlier terminated in accordance with the terms of the Lease. The Lease also contains an option for Tenant to renew the term of the Lease for three (3) terms of sixty (60) months each, subject to the terms and conditions set forth in the Lease.

4.                                       The Lease also contains a right of first offer for Tenant to purchase the Project, subject to the terms and conditions set forth in the Lease.

5.                                       In accordance with Section 713.10, Florida Statutes, Landlord and Tenant hereby provide notice that the terms of the Lease expressly provide that the interest of Landlord in the Project, including, but not limited to, the Premises, shall not be subject to liens for improvements made by or on behalf of Tenant.

6.                                       This Memorandum does not set forth the entire Lease, but is intended to give notice thereof. This Memorandum is subject to all of the covenants, conditions, and terms set forth in the Lease, which is incorporated herein and made a part hereof by reference, to the same extent as if all of the covenants, conditions, and terms thereof were set forth in full herein. If any conflict exists between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease effective as of the date first above written.

WITNESSES:		LANDLORD:

/s/ Lidia Gonzalez		/s/ Frank W. Guilford, JR
Print Name:	Lidia Gonzalez	Frank W. Guilford, Jr., Individually and
as Trustee

Dated:
/s/ Diane C. Lopez
Print Name:	Diane C. Lopez

TENANT:

INTERVAL INTERNATIONAL, INC., a Florida
corporation

/s/ Victoria J. Kincke		By:	/s/ Paul W. Rishell
Print Name:	Victoria J. Kincke	Name:	Paul W. Rishell
		Title:	Chief Operating Officer

/s/ Maureen Uriarte		Dated:	August 20, 1998
Print Name:	Maureen Uriarte

STATE OF FLORIDA	)
)ss:
COUNTY OF DADE	)

The foregoing instrument was acknowledged before me this 21st day of August, 1998, by FRANK W. GUILFORD, JR., INDIVIDUALLY AND AS TRUSTEE, who is personally known to me or produced as identification.

	OFFICIAL NOTARY SEAL	/s/ Lidia A Gonzalez
	LIDIA GONZALEZ	Print Name:	Lidia A Gonzalez
	NOTARY PUBLIC STATE OF FLORIDA	Notary Public, State of Florida
COMMISSION NO. CC729436
My commission expires:	MY COMMISSION EXP. APR. 24, 2002

STATE OF FLORIDA	)
)ss:
COUNTY OF DADE	)

The foregoing instrument was acknowledged before me this 20th day of August, 1998, by Paul W. Rishell, as Chief Operating Officer of INTERVAL INTERNATIONAL, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or produced as identification.

/s/ Jennifer A. West
	Print Name:	Jennifer A. West
Notary Public, State of Florida
My commission expires:

SEAL	JENNIFER A. WEST
MY COMMISSION # CC 534458
EXPIRES: March 14, 2000
Bonded Thru Notary Public Underwriters

FIRST AMENDMENT TO LEASE

This First Amendment modifies that certain Lease by and between Frank W. Guilford Jr. Individually, and as Trustee, as Landlord, and Interval International, Inc., a Florida Corporation, as Tenant, executed by Landlord on August 21, 1998 and Tenant on August 20, 1998.

The Lease as identified therein shall be amended as follows:

1.     The name of the Landlord shall be changed from: Frank W. Guilford Jr. Individually, and as Trustee to: Guilford Development Group, LLC, a Florida Limited Liability Company.

2.     Exhibit B to the Lease shall be amended to include the following described property (commonly referred to as the “Humphries Property”) as part of the legal description of the land on which the Premises sit: W ½ of E ½ of SW ¼ of SW ¼ of SE ¼ less the South 340 Ft and less the North 195 Ft Section 32, Township 54 South, Range 40 East, of Miami- Dade County, Florida.  Landlord and Tenant each acknowledge that said property had heretofore been made available to Tenant as Additional Parking Spaces with a concurrent adjustment to the Rent and Tenant has heretofore used and occupied said property and paid parking rental fees associated therewith.  Consequently, the Parties agree that no adjustment to the Rent shall be warranted based on the inclusion of this property within the legal description of the land on which the Premises sit.

1

In the event a conflict arises between the provisions of this First Amendment to Lease and any other part of the Lease, this First Amendment shall modify and supersede such other part of the Lease to the extent necessary to eliminate any such conflict but no further. All terms which are defined in the Lease shall have the same meaning when used herein.

/s/ Victoria J. Kincke	Tenant:
Witness:	Interval International Inc., a Florida Corporation
/s/ Jennifer A. West
Witness:	By:	/s/ Jeanette E. Marbert
	Name:	Jeanette E. Marbert
Chief Operating Officer
	Date:	November 29, 2006

Landlord:

/s/ Lidia Gonzalez	/s/ Frank W. Guilford
Witness:	Frank W. Guilford, Jr., Individually and as Trustee

Witness:	Date:

State of Florida                 ) SS:

County of Miami - Dade  )

This foregoing instrument was acknowledged before me on this 29th day of November,  2006 by Jeanette E. Marbert as Chief Operating Officer of Interval International Inc., a Florida corporation, on behalf of the Tenant has taken an oath and:

☒ is personally known to me.

☐ has produced a                                                            as identification.

/s/ Kathleen D. Lee			KATHLEEN D LEE
Print Name:	KATHLEEN D. LEE	SEAL	Notary Public - State of Florida
NOTARY PUBLIC – State of Florida			My Commission Expires Dec 22, 2007
Commission # DD276930
Bonded by National Notary Assn.,

2

State of Florida                ) SS:

County of Miami- Dade  )

This foregoing instrument was acknowledged before me on this 12th day of December, 2006 by Frank W. Guilford Jr who has taken an oath and:

☒ is personally known to me.

☐ has produced a                                                               as identification.

/s/ Lidia Gonzalez
Print Name: Lidia Gonzalez
NOTARY PUBLIC – State of Florida

LIDIA GONZALEZ
MY COMMISSION # DD 520144
EXPIRES: May 1, 2010
Bonded Thru Budget Notary Services

3